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                                                                   EXHIBIT 2.7


                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization (this "Agreement"), dated effective as of May 1, 1997, is by and among COCHISE EYE & LASER, P.C., an Arizona professional corporation, (the "Company"), JEFFREY S. FELTER, M.D. and THOMAS E. RODCAY, M.D. (together, the "Physician"), VISION TWENTY-ONE, INC., a Florida corporation ("Vision 21"), and VISION 21 OF SIERRA VISTA, INC., a Florida corporation (the "Subsidiary").

                                 R E C I T A L S

         A. Physician is a physician licensed to practice medicine in the State (as defined herein) and currently conducts an ophthalmology practice through the Company and through optometrist employees currently conducts an optometry practice through the Company.

         B. Physician owns all of the issued and outstanding shares of capital stock of the Company.

         C. The Company and Vision 21 desire to effect a business combination and merger of the Company with and into Vision 21's wholly-owned subsidiary, the Subsidiary, upon the terms and subject to the satisfaction of the conditions precedent contained herein (the "Merger").

         D. It is intended that for federal income tax purposes the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) and
Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

         E. The Subsidiary cannot acquire certain of the Company's assets because of laws prohibiting general business corporations from engaging in the practice of medicine or optometry, or exercising control over physicians practicing medicine or optometrists practicing optometry, and accordingly, the Company, Vision 21 and the Subsidiary desire that the Company divest itself of such assets prior to the Merger.

         F. Prior to the Merger, the Company intends to form a new professional corporation ("New P.C.") to which it intends to transfer its medical and optometry business and all of its Medical Assets (as defined herein) and all of the Excluded Liabilities (as defined herein) in exchange for all of New P.C.'s capital stock and to distribute such stock to Physician.

         G. New P.C. intends to employ the Physician and enter into a Business Management Agreement (as defined herein) with the Company immediately prior to the Merger; and

         H. As a result of the Merger, the Surviving Corporation (as defined herein) will acquire the medical and optometry practice management business and all of the Nonmedical

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Assets (as herein defined) of the Company associated with such business to the extent permitted by law and assume all of Company's obligations under the Business Management Agreement.

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

            1.1. AAA. The term "AAA" shall mean the American Arbitration Association.

            1.2. Accountants. The term "Accountants" shall mean the accounting firm for Vision 21.

            1.3. Accounts Receivable. The term "Accounts Receivable" shall have the meaning set forth in Section 3.39.

            1.4. Acquisition Proposal. The term "Acquisition Proposal" shall have the meaning set forth in Section 3.34.

            1.5. Affiliate. The term "Affiliate" with respect to any person or entity shall mean a person or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such person or entity.

            1.6. Applicable Laws. The term "Applicable Laws" shall have the meaning set forth in Section 20.5.

            1.7. Audit. The term "Audit" shall have the meaning set forth in
Section 3.9.

            1.8. Business Management Agreement. The term "Business Management Agreement" shall mean the Business Management Agreement entered into between the Company and New P.C. prior to the Closing.

            1.9. Cash Compensation. The term "Cash Compensation" shall have the meaning set forth in Section 3.11(a).

            1.10. Claim Notice. The term "Claim Notice" shall have the meaning set forth in Section 15.3(a).

            1.11. Closing. The term "Closing" shall mean the consummation of the transactions contemplated by this Agreement.



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            1.12. Closing Date. The term "Closing Date" shall mean May 30, 1997 or such other date as mutually agreed upon by the parties.

            1.13. Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

            1.14. Commitments. The term "Commitments" shall have the meaning set forth in Section 3.15(a).

            1.15. Common Stock. The term "Common Stock" or "Vision 21 Common Stock" shall mean the common stock, par value $.01 per share, of Vision 21.

            1.16. Company Balance Sheet. The term "Company Balance Sheet" shall have the meaning set forth in Section 3.9.

            1.17. Company Balance Sheet Date. The term "Company Balance Sheet Date" shall have the meaning set forth in Section 3.9.

            1.18. Company Common Stock. The term "Company Common Stock" shall mean the common stock, par value $1.00 per share, of the Company.

            1.19. Compensation Plans. The term "Compensation Plans" shall have the meaning set forth in Section 3.11(b)(ii).

            1.20. Competing Management Business. The term "Competing Management Business" shall have the meaning set forth in Section 18.1(b).

            1.21. Competitor. The term "Competitor" shall mean any person or entity which, individually or jointly with others, whether for its own account or for that of any other person or entity, owns, or holds any ownership or voting interest in any person or entity engaged in, the practice of ophthalmology, the practice of optometry, the operation of out patient eye surgical facilities, the operation of refractive surgery centers and the operation of optical shops; provided, however, that such term shall not include any Affiliate of Vision 21 or any entity with which Vision 21 has an agreement similar to the Business Management Agreement in effect.

            1.22. Confidential Information Memorandum. The term "Confidential Information Memorandum" shall mean that certain disclosure memorandum distributed by Vision 21 to the Company and Physician dated as of December 1996, as supplemented on February 28, 1997, and any further amendments or revisions thereto.

            1.23. Controlled Group. The term "Controlled Group" shall have the meaning set forth in Section 3.12(g).



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            1.24. Corporation Law. The term "Corporation Law" shall mean the statutes, regulations and laws governing business corporations and professional corporations in the State.

            1.25. Damages. The term "Damages" shall have the meaning set forth in Section 16.1.

            1.26. Effective Time. The term "Effective Time" shall have the meaning set forth in Section 2.3.

            1.27. Election Period. The term "Election Period" shall have the meaning set forth in Section 15.3(a).

            1.28. Employee Benefit Plans. The term "Employee Benefit Plans" shall have the meaning set forth in Section 3.12(a).

            1.29. Employee Policies and Procedures. The term "Employee Policies and Procedures" shall have the meaning set forth in Section 3.11(d).

            1.30. Employment Agreements. The term "Employment Agreements" shall have the meaning set forth in Section 3.11(c).

            1.31. Environmental Laws. The term "Environmental Laws" shall have the meaning set forth in Section 3.27(a).

            1.32. ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            1.33. Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            1.34. Excluded Liabilities. The term "Excluded Liabilities" shall mean (i) any and all obligations and liabilities in connection with accrued shareholder expenses, long-term debt associated with previous liabilities of the Company and contributions to retirement plans; and (ii) any and all obligations or liabilities relating to any fees or expenses of Seller's or Physician's counsel, accountants or other experts incident to the negotiation and preparation of any of the documents contemplated herein and consummation of the transactions contemplated thereby.

            1.35. FBCA. The term "FBCA" shall mean the Florida Business Corporation Act.

            1.36. Financial Statements. The term "Financial Statements" shall have the meaning set forth in Section 3.9.



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            1.37. GAAP. The term "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis with prior periods, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity or other practices and procedures as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of the determination.

            1.38. Governmental Authority. The term "Governmental Authority" shall mean any national, state, provincial, local or tribunal governmental, judicial or administrative authority or agency.

            1.39. Indemnified Party. The term "Indemnified Party" shall have the meaning set forth in Section 15.3(a).

            1.40. Indemnifying Party. The term "Indemnifying Party" shall have the meaning set forth in Section 15.3(a).

            1.41. Indemnity Notice. The term "Indemnity Notice" shall have the meaning set forth in Section 15.3(d).

            1.42. Initial Public Offering. The term "Initial Public Offering" shall mean the potential initial underwritten public offering of Vision 21 Common Stock contemplated by Vision 21.

            1.43. Insurance Policies. The term "Insurance Policies" shall have the meaning set forth in Section 3.16.

            1.44. IRS. The term "IRS" shall mean the Internal Revenue Service.

            1.45. Management Business. The term "Management Business" shall have the meaning set forth in Section 18.1(b)(i).

            1.46. Material Adverse Effect. The term "Material Adverse Effect" shall mean a material adverse effect on the Nonmedical Assets and the Company's business, operations, condition (financial or otherwise) or results of operations, taken as a whole, considering all relevant facts and circumstances.

            1.47. Medical Assets. The term "Medical Assets" shall mean the Company's right, title and interest in any assets as set forth on Schedule 1.47A which shall also be deemed to include (a) life insurance policies covering the life of any employee of the Company, and (b) personal effects listed on Schedule 1.47B.




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            1.48. Merger. The term "Merger" shall have the meaning set forth in the Recitals hereto.

            1.49. Merger Consideration. The term "Merger Consideration" shall mean the consideration set forth in Sections 2.8, 2.9 and 2.11 of this Agreement.

            1.50. 1997 Acquisitions. The term "1997 Acquisitions" shall mean the acquisitions by Vision 21 of third parties which were completed in March 1997.

            1.51. Nonmedical Assets. The term "Nonmedical Assets" shall mean all of the assets of the Company except for the Medical Assets.

            1.52. Optometrist Employee. The term "Optometrist Employee" shall mean those licensed optometrists who are employees of the Company, but are not shareholders.

            1.53. Optometrist Employment Agreement. The term "Optometrist Employment Agreement" shall mean the Optometrist Employment Agreement to be executed between any Optometrist Employee and New P.C.

            1.54. Payors. The term "Payors" shall have the meaning set forth in
Section 3.30.

            1.55. Permitted Encumbrances. The term "Permitted Encumbrances" shall have the meaning set forth in Section 3.14(b).

            1.56. Physician Employee. The term "Physician Employee" shall mean those licensed physicians who are employees of the Company, but are not shareholders.

            1.57. Physician Employment Agreement. The term "Physician Employment Agreement" shall mean the Physician Employment Agreement to be executed between Physician and New P.C., and between any Physician Employee and New P.C.

            1.58. Practice. The term "Practice" shall mean the ophthalmology, optometry and all other vision related health-care practices conducted from time to time by the Company prior to and on the Closing Date and by the New P.C. after the Closing Date.

            1.59. Professional Employee. The term "Professional Employee" shall mean any Physician Employee or Optometrist Employee.

            1.60. Proposed Merger Consideration Adjustment. The term "Proposed Merger Consideration Adjustment" shall have the meaning set forth in Section 2.11(b).

            1.61. Proprietary Rights. The term "Proprietary Rights" shall have the meaning set forth in Section 3.17.



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            1.62. Recent Acquisitions. The term "Recent Acquisitions" shall mean the acquisitions by Vision 21 of third parties which were completed in December 1996 and the 1997 Acquisitions.

            1.63. Registration Statement. The term "Registration Statement" shall have the meaning set forth in Section 10.1.

            1.64. Reorganization. The term "Reorganization" shall have the meaning set forth in Section 14.3(a).

            1.65. SEC. The term "SEC" shall mean the Securities and Exchange Commission.

            1.66. Securities. The term "Securities" shall mean the shares of Vision 21 Common Stock to be delivered to Physician at the Closing.

            1.67. Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

            1.68. State. The term "State" shall mean the State in which the Company is incorporated.

            1.69. Surviving Corporation. The term "Surviving Corporation" shall have the meaning set forth in Section 2.1.

            1.70. Tax Returns. The term "Tax Returns" shall have the meaning set forth in Section 3.18(a).

            1.71. Third Party Claim. The term "Third Party Claim" shall have the meaning set forth in Section 15.3(a).

            1.72. Vision 21 Financial Statements. The term "Vision 21 Financial Statements" shall have the meaning set forth in Section 5.10.

         2. THE MERGER.

            2.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company shall be merged with and into the Subsidiary in accordance with this Agreement and the separate corporate existence of the Company shall thereupon cease. The Subsidiary shall be the surviving corporation in the Merger (in such capacity, hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Florida, and the separate corporate existence of the Subsidiary with all its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the Merger,



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except as set forth herein. The Merger shall have the effects specified in the
FBCA and the Corporation Law.

            2.2. The Closing. The Closing shall take place on the Closing Date at the offices of Shumaker, Loop & Kendrick, 101 E. Kennedy Boulevard, Suite 2800, Tampa, Florida 33602 or at such other location in the State as the parties shall mutually agree.

            2.3. Effective Time. If all the conditions precedent to the Merger set forth in this Agreement shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated in accordance with the terms set forth herein, the parties hereto shall cause to be properly executed and filed on the Closing Date, a Certificate of Merger meeting the requirements of the FBCA and the Corporation Law. The Certificate of Merger shall be filed with the Secretary of State of the State of Florida and of the State in accordance with the FBCA and the Corporation Law and the Merger shall become effective on the Closing Date, to be designated in such filings as the effective time of the Merger (the "Effective Time").

            2.4. Articles of Incorporation of Surviving Corporation. Effective at the Effective Time, the Articles of Incorporation of the Subsidiary shall be the Articles of Incorporation of the Surviving Corporation unless and until duly amended in accordance with its terms.

            2.5. Bylaws of Surviving Corporation. The Bylaws of the Subsidiary in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, unless and until duly amended in accordance with their terms.

            2.6. Directors of the Surviving Corporation. The persons who are directors of the Subsidiary immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

            2.7. Officers of the Surviving Corporation. The persons who are officers of the Subsidiary immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation and shall hold their same respective offices until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

            2.8. Conversion of Company Common Stock. The manner of converting shares of Company Common Stock in the Merger shall be as follows:

                 a. As a result of the Merger and without any action on the part of the holder thereof, all shares of Company Common Stock issued and outstanding at the Effective Time shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive upon the surrender of such certificate, on the Closing Date, validly issued, fully paid and nonassessable shares of Vision 21 Common Stock determined in accordance with the provisions of
Exhibit 2.8(a) attached hereto.

                 b. Each share of Company Common Stock held in the Company's treasury at the Effective Time, by virtue of the Merger, shall cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

                 c. At the Effective Time, each share of the Subsidiary's common stock issued and outstanding as of the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereto, continue unchanged and remain outstanding as a validly issued, fully paid, nonassessable share of the Subsidiary's common stock.

            2.9. Exchange of Certificates Representing Shares of Company Common Stock.

                 a. On the Closing Date (i) the Physician, as the holder of a certificate or certificates representing shares of Company Common Stock, upon surrender of such certificate or certificates, shall receive, as part of the Merger Consideration, the number of shares of Vision 21 Common Stock determined in accordance with the provisions of Exhibit 2.8(a) attached hereto; and (ii) until the certificate or certificates representing Company Common Stock have been surrendered by the Physician and replaced by a certificate or certificates representing Vision 21 Common Stock, the certificate or certificates representing Company Common Stock shall, for all purposes be deemed to evidence ownership of the number of shares of Vision 21 Common Stock determined in accordance with the provisions of Exhibit 2.8(a) attached hereto. All shares of Vision 21 Common Stock issuable to the Physician in the Merger shall be deemed for all purposes to have been issued by Vision 21 at the Effective Time, although the Merger Consideration shall not actually be paid by Vision 21 to the Physician until the Closing Date.

                 b. The Physician shall deliver to Vision 21 at Closing the certificate or certificates representing Company Common Stock owned by him, duly endorsed in blank by the Physician, or accompanied by duly endorsed stock powers in blank, and with all necessary transfer tax and other revenue stamps, acquired at the Physician's expense, affixed and cancelled. The Physician agrees to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such Company Common Stock or with respect to the stock powers accompanying any Company Common Stock. Upon such a delivery, the Physician shall receive in exchange therefor, a certificate representing that number of shares of Vision 21 Common Stock that the Physician is entitled to receive pursuant to Section 2.8 hereof.




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            2.10. Fractional Shares. Notwithstanding any other provision herein, no fractional shares of Vision 21 Common Stock will be issued. Fractional shares shall be rounded up to the nearest whole number of shares.

            2.11. Merger Consideration Adjustments. (a) The Merger Consideration shall be subject to adjustment to the extent that Current Assets (as defined herein) or Current Liabilities Assumed (as defined herein) materially differ from the amounts customarily arising in the ordinary course of business of the Company as of April 30, 1997. The term "Current Assets" shall mean petty cash, Accounts Receivable, prepaid expenses, Inventory, supplies and other current assets (excluding cash in banks, certificates of deposit, other cash equivalents, current portion of capital leases and prepaid Income Taxes). The term "Current Liabilities Assumed" shall mean the balances (on an accrual basis) as of April 30, 1997 of trade accounts payable, accrued payroll, accrued payroll taxes, accrued benefits, and other current liabilities (excluding notes payable, current portion of capital leases and long-term debt and income and franchise taxes and accrued shareholder expenses). The Merger Consideration shall be increased or reduced to reflect the difference between the Current Assets and Current Liabilities and the customary amounts referred to hereinabove. The adjustment shall be settled in cash (which shall be set-off from moneys due New P.C. pursuant to the Business Management Agreement) or Vision 21 Common Stock at Vision 21's option. The parties also agree that to the extent the adjustments materially impact the goodwill created by the transaction, there shall be an adjustment for the related impact upon net income created by the change in amortization of such goodwill and the Merger Consideration shall be increased or reduced to reflect the impact on net income, settled in cash or Vision 21 Common Stock at Vision 21's option.

                  (b) Within sixty (60) days following the Closing Date, Vision 21 shall present to the Physician its Merger Consideration Adjustment (the "Proposed Merger Consideration Adjustment") calculated in accordance with
Section 2.11(a) hereof. The Physician shall, within thirty (30) days after the delivery by Vision 21 of the Proposed Merger Consideration Adjustment, complete his review thereof. In the event that the Physician believes that the Proposed Merger Consideration Adjustment has not been prepared on the basis set forth in
Section 2.11(a) or otherwise contests any item set forth therein, the Physician shall, on or before the last day of such 30 day period, so object to Vision 21 in writing, setting forth a specific description of the nature of the objection and the corresponding adjustments the Physician believes should be made. If no objection is received by Vision 21 on or before the last day of such 30 day period, then the Proposed Merger Consideration Adjustment delivered by Vision 21 shall be final. If an objection has been made and Vision 21 and the Physician are unable to resolve all of their disagreements with respect to the proposed adjustments within 15 days following the delivery of the Physician's objection, the dispute shall be submitted to arbitration as provided in Section 19.1 except that the arbitrator shall be instructed to deliver his determination of the dispute to the parties no later than 30 days after the arbitration hearing. Vision 21 shall provide to the Physician and his accountants full access to all relevant books, records and work papers utilized in preparing the Proposed Merger Consideration Adjustment.




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             2.12. Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall determine or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, and to effect the cancellation of all outstanding shares of Company Common Stock in return for the consideration set forth in this Agreement, the officers and directors of the Surviving Corporation shall, at the sole cost and expense of the Surviving Corporation, be authorized to execute and deliver, in the name and on behalf of the Company, such deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PHYSICIAN. The Company and the Physician, jointly and severally, represent and warrant to Vision 21 and the Subsidiary that the following are true and correct as of the date hereof, and shall be true and correct through the Closing Date as if made on that date; when used in this Section 3, the term "best knowledge" shall mean in the case of the Company the best knowledge of those individuals listed on
Schedule 3:

            3.1. Organization and Good Standing; Qualification. The Company is a professional corporation duly organized, validly existing and in good standing under the laws of the State, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, but it is acknowledged and understood by the Parties that upon consummation of Merger, the Company will no longer be qualified as a professional corporation under the Corporation Law. The Company is not duly qualified and licensed to do business in any other jurisdiction. The Company does not have any assets, employees or offices in any state other than the State. Except as set forth on Schedule 3.1, neither the Company, the Physician nor any Professional Employee owns, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity that is engaged in a business that is a Competitor.

            3.2. Capitalization. The authorized capital stock of the Company consists of 50,000 shares of Company Common Stock, of which 1,225 shares are issued and outstanding. The Physician owns all of the issued and outstanding Company Common Stock, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies and shareholder agreements, except to the extent disclosed on Schedule 3.2. Each outstanding share of Company Common Stock has been legally and validly issued and is fully paid and nonassessable. No shares of Company Common Stock are owned by the Company in treasury. No shares of Company Common Stock of the Company have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of the Company's stockholders. The Company has no bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

            3.3. Transactions in Capital Stock. The Company has not acquired any capital stock of the Company within the two (2) year period preceding the execution of this Agreement. Except as set forth on Schedule 3.3, there exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, any of the authorized or outstanding securities of the Company, and no option, warrant, call, conversion right or commitment of any kind exists which obligates the Company to issue any of its authorized but unissued capital stock. Except as set forth on Schedule 3.3, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Neither the equity structure of the Company nor the relative ownership of shares among any of its stockholders has been altered or changed within the two (2) year period preceding the date of this Agreement.

            3.4. Continuity of Business Enterprise. Except as set forth on
Schedule 3.4, and except as contemplated by this Agreement, there has not been any sale, distribution or spin-off of significant assets of the Company or any of its Affiliates other than in the ordinary course of business within the two
(2) year period preceding the date of this Agreement.

            3.5. Corporate Records. The copies of the Articles or Certificate of Incorporation and Bylaws, and all amendments thereto, of the Company that have been delivered or made available to Vision 21 are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of the Company, copies of which have been delivered or made available to Vision 21, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the stockholders of the Company in the three (3) years prior to the Closing Date, and contain all other material minutes and consents of the directors and stockholders of the Company since its formation.

            3.6. Authorization and Validity. The execution, delivery and performance by the Company of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby to be performed by the Company, have been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The Company has obtained, in accordance with applicable law and its Articles or Certificate of Incorporation and Bylaws, the approval of its stockholders necessary for the consummation of the transactions contemplated hereby.

            3.7. Compliance. Except as disclosed on Schedule 3.7, the execution and delivery of the documents contemplated hereunder and the consummation of the transactions contemplated thereby by the Company will not (i) violate any provision of the Company's organizational documents, (ii) violate any material provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under, any mortgage, lien, lease, contract, license, instrument or any other agreement to which the Company is a party, (iii) result in the creation or imposition of any material lien, charge, pledge, security interest or other material encumbrance upon any property of the Company or (iv) violate or conflict with any order, award, judgment or decree or other material restriction or to the best of the Company's knowledge violate or conflict with any law, ordinance or regulation to which the Company or its property is subject.

            3.8. Consents. No consent, approval, order or authorization of or registration, declaration, or filing with, any Governmental Authority or other person is required in connection with the execution and delivery of the documents contemplated herein by the Company or the consummation by such party of the transactions contemplated thereby, except for those consents or approvals set forth on Schedule 3.8.

            3.9. Financial Statements. The Company has furnished to Vision 21 its unaudited balance sheet and related unaudited statements of income, retained earnings and cash flows for its prior three (3) full fiscal years, and its unaudited interim balance sheet for year to date period ended December 31, 1996 (the "Company Balance Sheet", and the date thereof shall be referred to as the "Company Balance Sheet Date") and related unaudited statements of income, retained earnings and cash flows for the period then ended (all collectively, with the related notes thereto, the "Financial Statements"). The Financial Statements fairly present the financial condition and results of operations of the Company as of the dates and for the periods indicated except as otherwise indicated in the Financial Statements. The Company and the Physician expressly warrant that they will have prior to the Closing fairly, accurately and completely provided all necessary information requested in or relevant to the preparation of the audit to be conducted by the Accountants or their designees prior to Closing (the "Audit"). The cost of the Audit shall be paid by Vision 21 and all materials prepared by Vision 21's Accountants in connection with the Audit shall be solely the property of Vision 21. The Company shall pay for all expenses incurred in connection with the conversion of the Company from cash basis accounting to accrual accounting and all expenses in connection with the preparation by the Company's accountants of the audit package for Vision 21's Accountants.

            3.10. Liabilities and Obligations. Except as set forth on Schedule 3.10, the Financial Statements reflect all liabilities of the Company, accrued, contingent or otherwise that would be required to be reflected thereon, or in the notes thereto, prepared in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business since the Company Balance Sheet Date. Except as set forth in the Financial Statements or on
Schedule 3.10, the Company is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and the Company does not know of any valid basis for the assertion of any other claims or liabilities of any nature or in any amount.

            3.11. Employee Matters.

                  a. Cash Compensation. Schedule 3.11(a) contains a complete and accurate list of the names, titles and annual cash compensation as of the Closing Date, including without limitation wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Cash Compensation") of all employees of the Company. In addition, Schedule 3.11(a) contains a complete and accurate description of (i) all increases in Cash Compensation of employees of the Company during the current fiscal year and the immediately preceding fiscal year and (ii) any promised increases in Cash Compensation of employees of the Company that have not yet been effected.

                  b. Compensation Plans. Schedule 3.11(b) contains a complete and accurate list of all compensation plans, arrangements or practices (the "Compensation Plans") sponsored by the Company or to which the Company contributes on behalf of its employees, other than Employment Agreements listed on Schedule 3.11(c) and Employee Benefit Plans listed on Schedule 3.12(a). The Compensation Plans include without limitation plans, arrangements or practices that provide for performance awards, and stock ownership or stock options. The Company has provided or made available to Vision 21 a copy of each written Compensation Plan and a written description of each unwritten Compensation Plan. Except as set forth on Schedule 3.11(b), each of the Compensation Plans can be terminated or amended at will by the Company.

                  c. Employment Agreements. Except as set forth on Schedule 3.11(c), the Company is not a party to any employment agreement ("Employment Agreements") with respect to any of its employees. Employment Agreements include without limitation employee leasing agreements, employee services agreements and non-competition agreements.

                  d. Employee Policies and Procedures. Schedule 3.11(d) contains a complete and accurate list of all employee manuals and all material policies, procedures and work-related rules (the "Employee Policies and Procedures") that apply to employees of the Company. The Company has provided or made available to Vision 21 a copy of all written Employee Policies and Procedures and a written description of all material unwritten Employee Policies and Procedures.

                  e. Unwritten Amendments. Except as described on Schedule 3.11(b), 3.11(c), or 3.11(d), no material unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Compensation Plans or Employee Policies and Procedures.

                  f. Labor Compliance. The Company has been and is in compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, except for any such failures to be in compliance that, individually or in the aggregate, would not result in a Material Adverse Effect, and the Company is not liable for any arrearages of wages or penalties for failure to comply with any of the foregoing. The Company has not engaged in any unfair labor practices or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices that would, individually or in the aggregate, result in a Material Adverse Effect. Except as set forth on Schedule 3.11(f), there are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or, to the actual knowledge of the Company and the Physician, threatened against the Company before any federal, state or local court, board, department, commission or agency (nor, to the knowledge of the Company and the Physician, does any valid basis therefor exist) or (ii) existing or, to the actual knowledge of the Company and the Physician, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company (nor, to the best knowledge of the Company and the Physician, does any valid basis therefor exist).

                  g. Unions. The Company has never been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Company are represented by any union, labor organization or collective bargaining unit. Except as set forth on Schedule 3.11(g), to the actual knowledge of the Company, none of the employees of the Company has threatened to organize or join a union, labor organization or collective bargaining unit.

                  h. Aliens. All employees of the Company are, to the best knowledge of the Company, citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

            3.12. Employee Benefit Plans.

                  a. Identification. Schedule 3.12(a) contains a complete and accurate list of all employee benefit plans (within the meaning of Section 3(3) of ERISA sponsored by the Company or to which the Company contributes on behalf of its employees and all employee benefit plans previously sponsored or contributed to on behalf of its employees within the three (3) years preceding the date hereof (the "Employee Benefit Plans"). The Company has provided or made available to Vision 21 copies of all plan documents, determination letters, pending determination letter applications, trust instruments, insurance contracts, administrative services contracts, annual reports, actuarial valuations, summary plan descriptions, summaries of material modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Employee Benefit Plans. In addition, the Company has provided or made available to Vision 21 a written description of all existing practices engaged in by the Company that constitute Employee Benefit Plans. Except as set forth on Schedule 3.12(a) and subject to the requirements of the Code and ERISA, each of the Employee Benefit Plans can be terminated or amended at will by the Company. Except as set forth on Schedule 3.12(a), no unwritten amendment exists with respect to any Employee Benefit Plan. Except as set forth on Schedules 3.12(b)-(l), each of the following paragraphs is true and correct.

                  b. Administration. Each Employee Benefit Plan has been administered and maintained in compliance with all applicable laws, rules and regulations, except where the failure to be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and the Physician have (i) made all necessary filings with respect to such Employee Benefit Plans, including the timely filing of Form 5500 if applicable, and (ii) made all necessary filings, reports and disclosures pursuant to and have complied with all requirements of the IRS Voluntary Compliance Resolution Program, if applicable, with respect to all profit sharing retirement plans and pension plans in which employees of the Company participate.

                  c. Examinations. Except as set forth on Schedule 3.12(c), the Company has not received any notice that any Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency.

                  d. Prohibited Transactions. No prohibited transactions (within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA) have occurred with respect to any Employee Benefit Plans.

                  e. Claims and Litigation. No pending or, to the actual knowledge of the Company and the Physician, threatened claims, suits, or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

                  f. Qualification. As set forth in more detail on Schedule 3.12(f), the Company has received a favorable determination letter or ruling from the IRS for each of the Employee Benefit Plans intended to be qualified within the meaning of Section 401(a) of the Code and/or tax-exempt within the meaning of Section 501(a) of the Code. Except as set forth on Schedule 3.12(f), no proceedings exist or, to the actual knowledge of the Company have been threatened that could result in the revocation of any such favorable determination letter or ruling.

                  g. Funding Status. No accumulated funding deficiency (within the meaning of Section 412 of the Code), whether or not waived, exists with respect to any Employee Benefit Plan or any plan sponsored by any member of a controlled group (within the meaning of Section 412(n)(6)(B) of the Code) in which the Company is a member ("Controlled Group"). With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof. The Company does not sponsor any Employee

Benefit Plan described in Section 501(c)(9) of the Code. None of the Employee Benefit Plans are subject to actuarial assumptions.

                  h. Excise Taxes. Neither the Company nor any member of a Controlled Group has any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA.

                  i. Multiemployer Plans. Neither the Company nor any member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  j. Pension Benefit Guaranty Corporation. None of the Employee Benefit Plans are subject to the requirements of Title IV of ERISA.

                  k. Retirees. The Company has no obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired except as may be required pursuant to the continuation of coverage provisions of
Section 4980B of the Code and Sections 501 through 508 of ERISA.

                  l. Other Compensation. Except as set forth on Schedules 3.11(a), 3.11(b), 3.11(c), 3.11(d) and 3.12(a), neither the Company, the
Physician nor any Professional Employee is a party to any compensation or debt arrangement with any person relating to the provision of healthcare related services other than arrangements with the Company or the Physician.

            3.13. Absence of Certain Changes. Except as set forth on Schedule
3.13 or as contemplated in this Agreement, since the Company Balance Sheet Date, the Company has not:

                  a. suffered a Material Adverse Effect, whether or not caused by any deliberate act or omission of the Company or the Physician;

                  b. contracted for the purpose of acquiring any capital asset having a cost in excess of $5,000 or made any single expenditure in excess of $5,000;

                  c. incurred any indebtedness for borrowed money (other than short-term borrowings in the ordinary course of business), or issued or sold any debt securities;

                  d. incurred or discharged any material liabilities or obligations except in the ordinary course of business;

                  e. paid any amount on any indebtedness prior to the due date, forgiven or cancelled any claims or any debt in excess of $5,000, or released or waived any rights or claims except in the ordinary course of business;

                  f. mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its properties or assets (other than statutory liens arising in the ordinary course of business or other liens that do not materially detract from the value or interfere with the use of such properties or assets);

                  g. suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that has, individually or in the aggregate, resulted in a Material Adverse Effect;

                  h. acquired or disposed of any assets having an aggregate value in excess of $5,000, except in the ordinary course of business;

                  i. written up or written down the carrying value of any of its assets, other than accounts receivable in the ordinary course of business;

                  j. changed the costing system or depreciation methods of accounting for its assets in any material respect;

                  k. lost or terminated any employee, patient, customer or supplier that has, individually or in the aggregate, resulted in a Material Adverse Effect;

                  l. increased the compensation of any director, officer, key employee or consultant, except as disclosed on Schedule 3.11(a);

                  m. increased the compensation of any employee (except for increases in the ordinary course of business consistent with past practice) or hired any new employee who is expected to receive annualized compensation of at least $15,000;

                  n. made any payments to or loaned any money to any person or entity referred to in Section 3.25;

                  o. formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;

                  p. redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities, or agreed to change the terms and conditions of any such capital stock, securities or rights;

                  q. entered into any agreement providing for total payments in excess of $5,000 in any twelve (12) month period with any person or group, or modified or amended in any material respect the terms of any such existing agreement, except in the ordinary course of business;

                  r. entered into, adopted or amended any Employee Benefit Plan, except as contemplated hereby or the other agreements contemplated hereby; or

                  s. entered into any other commitment or transaction or experienced any other event that would materially interfere with its performance under this Agreement or any other agreement or document executed or to be executed pursuant to this Agreement, or otherwise has, individually or in the aggregate, resulted in a Material Adverse Effect.

            3.14. Title; Leased Assets.

                  a. Real Property. Except as set forth on Schedule 3.14(a), the Company does not own any interest (other than leasehold interests referred to on Schedule 3.14(c)) in real property. The leased real property referred to on
Schedule 3.14(c) constitutes the only real property necessary for the conduct of the Company's business.

                  b. Personal Property. Except as set forth on Schedule 3.14(b), the Company and/or the Physician has good, valid and marketable title to all the personal property constituting the Nonmedical Assets. The personal property constituting the Nonmedical Assets constitute the only personal property necessary for the conduct of the Company's business (except for the Medical Assets). Upon consummation of the transactions contemplated hereby, such interest in the Nonmedical Assets shall be free and clear of all security interests, liens, claims and encumbrances, other than those set forth on
Schedule 3.14(b) (the "Permitted Encumbrances") and statutory liens arising in the ordinary course of business or other liens that do not materially detract from the value or interfere with the use of such properties or assets.

                  c. Leases. A list and brief description of (i) all leases of real property and (ii) leases of personal property involving rental payments within any twelve (12) month period in excess of $12,000, in either case to which the Company is a party, either as lessor or lessee, are set forth on
Schedule 3.14(c). All such leases are valid and, to the knowledge of the Company, enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

            3.15. Commitments.

                  a. Commitments; Defaults. Except as set forth on Schedule 3.15 or as otherwise disclosed pursuant to this Agreement, the Company is not a party to nor bound by, nor are any of the shares of Company Common Stock subject to, nor are the Nonmedical Assets or the assets or the business of the Company bound by, whether or not in writing, any of the following (collectively, "Commitments"):

                     i)    partnership or joint venture agreement;

                     ii) guaranty or suretyship, indemnification or contribution agreement or performance bond;

                     iii) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

                     iv)   contract to purchase real property;

                     v) agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving total payments within any twelve (12) month period in excess of $2,000 and which is not terminable on thirty (30) days' notice or without penalty;

                     vi) agreement relating to any material matter or transaction in which an interest is held by a person or entity that is an Affiliate of the Company or the Physician;

                     vii) agreement for the acquisition of services, supplies, equipment, inventory, fixtures or other property involving more than $2,000 in the aggregate;

                     viii) powers of attorney;

                     ix)   contracts containing non-competition covenants;

                     x) agreement providing for the purchase from a supplier of all or substantially all of the requirements of the Company of a particular product or services;

                     xi)   agreements regarding clinical research;

                     xii) agreements with Payors and contracts to provide medical or health care services; or

                     xiii) any other agreement or commitment not made in the ordinary course of business or that is material to the business, operations, condition (financial or otherwise) or results of operations of the Company.

True, correct and complete copies of the written Commitments, and true, correct and complete written descriptions of the oral Commitments, have heretofore been delivered or made available to Vision 21 and the Subsidiary. Except as set forth on Schedule 3.15 and to the Company's best knowledge, there are no existing or asserted defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by the Company or, to the best knowledge of the Company, any other party to a material Commitment, and no penalties have been incurred nor are amendments pending, with respect to the material Commitments, except as described on Schedule 3.15. The Commitments are in full force and effect and are valid and enforceable obligations of the Company, and to the best knowledge of the Company, are valid and enforceable obligations of the other parties thereto, in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to the best knowledge of the Company, may be made by any party thereto (other than the Company), nor has the Company waived any rights thereunder, except as described on Schedule
3.15. Except as set forth on Schedule 3.15, no consents or approvals are required under the terms of any agreement listed on Schedule 3.15 in connection with the transactions contemplated herein; including without limitation the Merger.

                  b. No Cancellation or Termination of Commitment. Except as disclosed pursuant to this Agreement or contemplated hereby, and except where such default would not have a Material Adverse Effect on the business, (i) neither the Company nor the Physician has received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment, and the Company does not know of any fact that would justify the exercise of such a right; and (ii) neither the Company nor the Physician currently contemplates, or has reason to believe any other person currently contemplates, any amendment or change to any Commitment.

            3.16. Insurance. The Company, the Physician and each Professional Employee carries property, liability, malpractice, workers' compensation and such other types of insurance pursuant to the insurance policies listed and briefly described on Schedule 3.16 (the "Insurance Policies"). The Insurance Policies are all of the insurance policies of the Company, the Physician and each Professional Employee relating to the business of the Company and the Nonmedical Assets. All of the Insurance Policies are issued by insurers of recognized responsibility, and, to the best knowledge of the Company, are valid and enforceable policies, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. All Insurance Policies shall be maintained in force without interruption up to and including the Closing Date. True, complete and correct copies of all Insurance Policies have been provided or made available to Vision 21. Except as set forth on Schedule 3.16, neither the Company nor the Physician has received any notice or other communication from any issuer of any Insurance Policy cancelling such policy, materially increasing any deductibles or retained amounts thereunder, and to the actual knowledge of the Company, no such cancellation or increase of deductibles, retainages or premiums is threatened. Except as set forth on Schedule 3.16, neither the Company, the Physician nor any Professional Employee has any outstanding claims, settlements or premiums owed against any Insurance Policy, and the Company, the Physician and each Professional Employee has given all notices or has presented all potential or actual claims under any Insurance Policy in due and timely fashion. Except as set forth on Schedule 3.16, since January 1, 1994, neither the Company, the Physician nor any Professional Employee has filed a written application for any professional liability insurance coverage which has been denied by an insurance agency or carrier, and the Company, the Physician and each Professional Employee has been continuously insured for professional malpractice claims for at least the past seven (7) years (or such shorter periods of time that any Professional Employee has been licensed to practice medicine). Schedule
3.16 also sets forth a list of all claims under any Insurance Policy in excess of $10,000 per occurrence filed by the Company, the Physician and each Professional Employee since January 1, 1994.

            3.17. Proprietary Rights and Information. Set forth on Schedule 3.17 is a true and correct description of the following ("Proprietary Rights"):

                  a. all trademarks, trade-names, service marks and other trade designations, including common law rights, registrations and applications therefor, and all patents and applications therefor currently owned, in whole or in part, by the Company, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which the Company is a party (including the expiration date thereof if applicable); and

                  b. all agreements relating to technology, know-how or processes that the Company is licensed or authorized to use by others (other than technology, know-how or processes generally available to other healthcare providers), or which it licenses or authorizes others to use.

The Company owns or has the legal right to use the Proprietary Rights, and to the knowledge of the Company, such ownership or use does not conflict, infringe or violate the rights of any other person. Except as disclosed on Schedule 3.17, no consent of any person will be required for the use thereof by Vision 21 upon consummation of the transactions contemplated hereby and the Proprietary Rights are freely transferable. No claim has been asserted by any person to the ownership of or for infringement by the Company of the proprietary right of any other person, and the Company does not know of any valid basis for any such claim. To the best knowledge of the Company and the Physician, the Company has the right to use, free and clear of any adverse claims or rights of others, all trade secrets, customer lists and proprietary information required for the marketing of all merchandise and services formerly or presently sold or marketed by it.

            3.18. Taxes.

                  a. Filing of Tax Returns. The Company has duly and timely filed (in accordance with any extensions duly granted by the appropriate governmental agency, if applicable) with the appropriate governmental agencies all federal, state, local or foreign income, excise, corporate, franchise, property, sales, use, payroll, withholding, provider, value added and other tax returns and reports (collectively the "Tax Returns") required to be filed by the United States or any state or any political subdivision thereof or any foreign jurisdiction. All such Tax Returns or reports are complete and accurate in all material respects and properly reflect the taxes of the Company for the periods covered thereby.

                  b. Payment of Taxes. Except for such items as the Company may be disputing in good faith by proceedings in compliance with applicable law, which are described on Schedule 3.18, (i) the Company has paid all taxes, penalties, assessments and interest that have become due with respect to any Tax Returns that it has filed and has properly accrued on its books and records for all of the same that have not yet become due, and (ii) the Company is not delinquent in the payment of any tax, assessment or governmental charge.

                  c. No Pending Deficiencies, Delinquencies, Assessments or Audits. Except as set forth on Schedule 3.18, the Company has not received any notice that any tax deficiency or delinquency has been asserted against the Company. There is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of the Company that could be asserted by any taxing authority. There is no taxing authority audit of the Company pending, or to the actual knowledge of the Company, threatened, and the results of any completed audits are properly reflected in the Financial Statements. The Company has not, to its best knowledge, violated any federal, state, local or foreign tax law.

                  d. No Extension of Limitation Period. The Company has not granted an extension to any taxing authority of the limitation period during which any tax liability may be assessed or collected.

                  e. All Withholding Requirements Satisfied. All monies required to be withheld by the Company and paid to governmental agencies for all income, social security, unemployment insurance, sales, excise, use, and other taxes have been collected or withheld and paid to the respective governmental agencies.

                  f. Foreign Person. Neither the Company nor the Physician is a foreign person, as such term is referred to in Section 1445(f)(3) of the Code.

                  g. Safe Harbor Lease. None of the Nonmedical Assets constitutes property that the Company, Vision 21, or any Affiliate of Vision 21, will be required to treat as being owned by another person pursuant to the "Safe Harbor Lease" provisions of Section 168(f)(8) of the Code prior to repeal by the Tax Equity and Fiscal Responsibility Act of 1982.

                  h. Tax Exempt Entity. None of the assets of the Company and none of the Nonmedical Assets are subject to a lease to a "tax exempt entity" as such term is defined in Section 168(h)(2) of the Code.

                  i. Collapsible Corporation. The Company has not at any time consented, and the Physician will not permit the Company to elect, to have the provisions of Section 341(f)(2) of the Code apply to it.

                  j. Boycotts. The Company has not at any time participated in or cooperated with any international boycott as defined in Section 999 of the Code.

                  k. Parachute Payments. No payment required or contemplated to be made by the Company will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

                  l. S Corporation. The Company has not made an election to be taxed as an "S" corporation under Section 1362(a) of the Code.

                  m. Personal Service Corporation. The Company is not a personal service corporation subject to the provisions of Section 269A of the Code.

                  n. Personal Holding Company. The Company is not or has not been a personal holding company within the meaning of Section 542 of the Code.

            3.19. Compliance with Laws. The Company has not failed, and neither the Company nor the Physician is aware of any failure by the Physician or any Professional Employee to comply with all applicable laws, regulations and licensing requirements relating to the operation of the Practice or failure to file with the proper authorities all necessary statements and reports except where the failure to so comply or file would not, individually or in the aggregate, result in a Material Adverse Effect. There are no existing violations by the Company, and neither the Company nor the Physician is aware of any existing violations by the Physician or any Professional Employee of any federal, state or local law or regulation that could, individually or in the aggregate, result in a Material Adverse Effect. The Company, the Physician and each Professional Employee possesses all necessary licenses, franchises, permits and governmental authorizations for the conduct of the Company's business as now conducted, all of which are listed (with expiration dates, if applicable) on
Schedule 3.19. Except as set forth on Schedule 3.19, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded by any such licenses, franchises, permits or government authorizations, except for any such default, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3.19, since January 1, 1993, neither the Company, the Physician nor, to the knowledge of the Company based on a certificate in writing obtained from each Professional Employee, any Professional Employee has received any notice from any federal, state or other governmental authority or agency having jurisdiction over its, his or her properties or activities, or any insurance or inspection body, that its, his or her operations or any of its, his or her properties, facilities, equipment, or business practices fail to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public or quasi-public authority or body, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

            3.20. Finder's Fee. Except as set forth on Schedule 3.20, the Company has not incurred any obligation for any finder's, brokers or agent's fee in connection with the transactions contemplated hereby.

            3.21. Litigation. Except as described on Section 3.21 or otherwise disclosed pursuant to this Agreement, there are no legal actions or administrative proceedings or investigations instituted or, to the actual knowledge of the Company or the Physician, threatened, which affect or could affect the outstanding shares of Company Common Stock, the Nonmedical Assets or the operation, business, condition (financial or otherwise), or results of operations of the Company which (i) if successful could, individually or in the aggregate, have a Material Adverse Effect or (ii) could adversely affect the ability of the Company or the Physician to effect the transactions contemplated hereby. Neither the Company nor the Physician is (a) subject to any continuing court or administrative order, judgment, writ, injunction or decree applicable specifically to the Nonmedical Assets, the Company or to its business, assets, operations or employees or (b) in default with respect to any such order, judgment, writ, injunction or decree. The Company has no knowledge of any valid basis for any such action, proceeding or investigation. Except as set forth on
Schedule 3.21, all medical malpractice claims asserted, general liability incidents and incident reports have been submitted to the Company's insurer therefor. All claims made or threatened against the Company in excess of its deductible are covered under its Insurance Policies.

            3.22. Condition of Fixed Assets. All of the fixtures, structures and equipment reflected in the Financial Statements and used by the Company in its business, are in good condition and repair, subject to normal wear and tear, and conform in all material respects with all applicable ordinances, regulations and other laws, and the Company has no actual knowledge of any latent defects therein.

            3.23. Distributions and Repurchases. No distribution, payment or dividend of any kind has been declared or paid by the Company on any of its capital stock since the Company Balance Sheet Date. No repurchase of any of the Company's capital stock has been approved, effected or is pending, or is contemplated by the Board of Directors of the Company.

            3.24. Banking Relations. Set forth on Schedule 3.24 is a complete and accurate list of all borrowing and investing arrangements that the Company has with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

            3.25. Ownership Interests of Interested Persons; Affiliations. Except as set forth on Schedule 3.25, no officer, supervisory employee or director of the Company, or their respective spouses, children or Affiliates, owns directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier of the Company or any organization that has a material contract or arrangement with the Company. Except as may be disclosed pursuant to this Agreement, neither the Company, nor any of its directors, officers, employees or consultants, nor any Affiliate of such person is, or within the last three (3) years was, a party to any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement with any physician, hospital, pharmacy, home health agency or other person which is in a position to make or influence referrals to, or otherwise generate business for, the Company.

            3.26. Investments in Competitors. Except as disclosed on Schedule 3.26, neither the Company nor the Physician owns directly or indirectly any interests or has any investment in any person that is a Competitor of the Company.

            3.27. Environmental Matters.

                  a. Environmental Laws. To the best knowledge of the Company and the Physician, neither the Company nor any of the Non-medical assets (including the leased real property described on Schedule 3.14(c)) are currently in violation of, or subject to any existing, pending or, to the actual knowledge of the Company threatened, investigation or inquiry by any governmental authority or to any remedial obligations under, any federal, state or local laws or regulations pertaining to health or the environment ("Environmental Laws"), except for any such violations, investigations or inquiries that would not, individually or in the aggregate, result in a Material Adverse Effect.

                  b. Permits. The Company is not required to obtain, and has no knowledge of any reason Vision 21 or the Surviving Corporation will be required to obtain, any permits, licenses or similar authorizations to occupy, operate or use any buildings, improvements, fixtures and equipment owned or leased by the Company by reason of any Environmental Laws.

                  c. Superfund List. To the best knowledge of the Company, none of the Nonmedical Assets (including the Company's leased real property described on Schedule 3.14(c)) are on any federal or state "Superfund" list or subject to any environmentally related liens, except such liens as would not, individually or in the aggregate, result in a Material Adverse Effect.

            3.28. Certain Payments. Neither the Company nor any director, officer or employee of the Company acting for or on behalf of the Company, has paid or caused to be paid, directly or indirectly, in connection with the business of the Company:

                  a. to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or

                  b. any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

            3.29. Medical Waste. With respect to the generation, transportation, treatment, storage, and disposal, or other handling of medical waste, to the best knowledge of the Company and the Physician, the Company has complied with all material federal, state or local laws or regulations pertaining to medical waste.

            3.30. Medicare and Medicaid Programs. The Company, the Physician and each Professional Employee is qualified for participation in the Medicare and Medicare programs and is party to provider agreements for such programs which are in full force and effect with no events of default having occurred thereunder. The Company, the Physician and each Professional Employee has timely filed all claims or other reports required to be filed prior to the Closing Date with respect to the purchase of services by third-party payors ("Payors"), including but not limited to Medicare and Medicaid programs, except where the failure to file would not, individually or in the aggregate, result in a Material Adverse Effect. All such claims or reports are complete and accurate in all material respects. The Company, the Physician and each Professional Employee has paid or has properly recorded on the Financial Statements all actually known and undisputed refunds, discounts or adjustments which have become due pursuant to such claims, and neither the Company, the Physician nor any Professional Employee has any material liability to any Payor with respect thereto, except as has been reserved for in the Company Balance Sheet. There are no pending appeals, overpayment determinations, adjustments, challenges, audits, litigation, or notices of intent to reopen Medicare and/or Medicaid claims determinations or other reports required to be filed by the Company, the Physician or any Professional Employee in order to be paid by a Payor for services rendered. Neither the Company, nor any of its directors, officers, employees, consultants or the Physician has been convicted of, or pled guilty or nolo contendere to, patient abuse or neglect, or any other Medicare or Medicaid program-related offense. Neither the Company, nor its directors, officers, the Physician, or to the best of the Company's knowledge, its employees or consultants, has committed any offense which may serve as the basis for suspension or exclusion from the Medicare and Medicaid programs, including but not limited to, defrauding a government program, loss of a license to provide health services, and failure to provide quality care.

            3.31. Fraud and Abuse. To the best knowledge of the Company and the Physician, the Company, its officers and directors, the Professional Employees, and the other persons and entities providing professional services for the Company, have not engaged in any activities which are prohibited under 42 U.S.C. ss.ss. 1320-7, 7a or 7b or 42 U.S.C. ss.1395nn (subject to the exceptions set forth in such legislation), or the regulations promulgated thereunder or pursuant to similar state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following:

                  a. knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

                  b. knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment;

                  c. failure to disclose knowledge by a Medicare or Medicaid claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

                  d. knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid; and

                  e. referring a patient for designated health services (as defined in 42 U.S.C. ss.1395nn) to or providing designated health services to a patient upon a referral from an entity or person with which the Physician or the Professional Employee or an immediate family member has a financial relationship, and to which no exception under 42 U.S.C. ss.1395nn applies.

            3.32. Payors. Schedule 3.32 sets forth a true, correct and complete list of the names and addresses of each Payor, including any private pay patient as a single payor, of the Company's services which accounted for more than 10% of the revenues of the Company in the three (3) previous fiscal years. Except as set forth on Schedule 3.32, the Company has good relations with such Payors and none of such Payors has notified the Company that it intends to discontinue its relationship with the Company or to deny any claims submitted to such Payor for payment.

            3.33. Prohibitions on the Corporate Practice of Medicine. To the best of the Company's and the Physician's knowledge, the actions, transactions or relationships arising from, and contemplated by this Agreement, do not violate any law, rule or regulation relating to the corporate practice of medicine. The Company and the Physician accordingly agree that the Company, the Physician and New P.C. will not, in an attempt to void or nullify any document contemplated herein or any relationship involving Vision 21, the Subsidiary or the Company or the Physician or New P.C., sue, claim, aver, allege or assert that any such document contemplated herein or any such relationship violates any law, rule or regulation relating to the corporate practice of medicine and expressly warrant that this Section is valid and enforceable by Vision 21 and the Subsidiary, and recognize that Vision 21 and the Subsidiary have relied upon the statements herein in closing the transaction.

            3.34. Acquisition Proposals. Except for the negotiations, offers and agreements with Vision 21 and its representatives, the Company has not received during the twelve (12) month period preceding the date of this Agreement any proposal or offer (including, without limitation, any proposal or offer of its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") nor has the Company or any of its employees, agents, representatives or stockholders engaged in any negotiations concerning, or provided any confidential information or data to, or had any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitated any effort or attempted to make or implement an Acquisition Proposal.

            3.35. Investment Company Status. The Company is not currently, nor has it ever been, an "investment company" as that term is defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

            3.36. Equal Exchange; Consistent Treatment of Expenses. Physician and the Company believe that the fair market value of all the Company Common Stock shall be approximately equal to the fair market value of the Merger Consideration at the Effective Time. The Company has, in presenting information concerning the Company's and New P.C.'s expenses to Vision 21 for the purpose of determining the Company's value, separated out those expenses which shall be borne by New P.C. in a manner which is consistent with the treatment of expenses which shall be the responsibility of New P.C. pursuant to the Business Management Agreement.

            3.37. Insolvency Proceedings. The Company is not currently under the jurisdiction of a Federal or state court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

            3.38. Positive Net Worth. On the Closing Date the fair market value of the assets of the Company will equal or exceed the sum of the liabilities of the Company plus the amount of any other liabilities to which the assets of the Company are subject.

            3.39. Accounts Receivable/Payable. The accounts receivable of the Company relating to the ownership and operation of the Practice reflected on the Company Balance Sheet, to the extent uncollected on the date hereof, are, and the accounts receivable of the Company relating to the ownership and operation of the Practice to be reflected on the books of the Company on the Closing Date (the "Accounts Receivable") will be, valid, existing and collectible within six months from the Closing Date (taking into consideration the allowance for doubtful accounts set forth in the Financial Statements) using reasonably diligent collection methods taking into account the size and nature of the receivable, and represent amounts due for goods sold and delivered or services performed. There are not, and on the date of Closing there will not be, any refunds, discounts, set-offs, defenses, counterclaims or other adjustments payable or assessable with respect to the Accounts Receivable. The Company has collected Accounts Receivable only in the ordinary course and has not changed collection procedures or methods nor accelerated the pace of such collection efforts in anticipation of the transactions contemplated in this Agreement. The Company has paid accounts payable in the ordinary course and has not changed payment procedures or methods nor delayed the timing of such payments in anticipation of the transactions contemplated in this Agreement.

            3.40. Projections. There is no fact, development or threatened development with respect to the markets, products, services, clients, patients, facilities, personnel, vendors, suppliers, operations, assets or prospects of the Practice which are known to the Company or the Physician which would materially adversely affect the projected fiscal year 1997 earnings of New P.C. disclosed to Vision 21 by Physician, other than such conditions as may affect as a whole the economy or the practice of medicine generally.

            3.41. Disclosure. To the best of the Company's and the Physician's knowledge, no representation, warranty or statement made by the Company or the Physician in this Agreement or any of the exhibits or schedules hereto, or any agreements, certificates, documents or instruments delivered or to be delivered to Vision 21 and the Subsidiary in accordance with this Agreement or the other documents contemplated herein, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company and the Physician do not know of any fact or condition (other than general economic conditions or legislative or administrative changes in health-care delivery) which materially adversely affects, or in the future may materially affect, the condition, properties, assets, liabilities, business, operations or prospects of the Practice which has not been set forth herein or in the Schedules provided herewith.

         4. REPRESENTATIONS AND WARRANTIES OF THE PHYSICIAN. The Physician represents and warrants to Vision 21 and the Subsidiary that the following are true and correct as of the date hereof, and shall be true and correct through the Closing Date as if made on that date:

            4.1. Validity; Physician Capacity. This Agreement, the Physician Employment Agreement, and each other agreement contemplated hereby or thereby have been, or will be as of the Closing Date, duly executed and delivered by the Physician and constitute or will constitute legal, valid and binding obligations of the Physician, enforceable against the Physician in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The Physician has legal capacity to enter into and perform this Agreement and his Physician Employment Agreement.

            4.2. No Violation. Except as set forth on Schedule 4.2, neither the execution, delivery or performance of this Agreement, other agreements of the Physician contemplated hereby or thereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture or other instrument under which the Physician is bound or to which any of his property or the shares of Company Common Stock are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of his property or the shares of Company Common Stock or (b) to the best knowledge of the Physician, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body.

            4.3. Personal Holding Company. The Physician does not own the shares of Company Common Stock, directly or indirectly, beneficially or of record, through a personal holding company.

            4.4. Transfers of the Company Common Stock. Set forth on Schedule
4.4 is a list of all transfers or other transactions involving capital stock of the Company since January 1, 1994. All transfers of Company Common Stock by the Physician have been made for valid business reasons and not in anticipation or contemplation of the consummation of the transactions contemplated by this Agreement.

            4.5. Consents. Except as set forth on Schedule 4.5 or as may be required under the Exchange Act, the Securities Act, the Corporation Law and state securities laws, or otherwise disclosed pursuant to this Agreement, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, or any other person is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of the Physician.

            4.6. Certain Payments. The Physician has not paid or caused to be paid, directly or indirectly, in connection with the business of the Company:

                 a. to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or

                 b. any contribution to any political party or candidate (other than from personal funds not reimbursed by the Company or as otherwise permitted by applicable law).

            4.7. Finder's Fee. Except as set forth on Schedule 4.7, the Physician has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

            4.8. Ownership of Interested Persons; Affiliations. Except as set forth on Schedule 4.8, neither the Physician nor his spouse, children or Affiliates, owns directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier of the Company or any organization that has a material contact or arrangement with the Company. Neither the Physician nor any of his Affiliates is, or with the last three (3) years was, a party to any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement with any physician, hospital, pharmacy, home health agency or other person which is in a position to make or influence referrals to, or otherwise generate business for, the Company.

            4.9. Investments in Competitors. Except as disclosed on Schedule 4.9, the Physician does not own directly or indirectly any interests or have any investment in any person that is a Competitor of the Company.

            4.10. Litigation. Except as disclosed on Schedule 4.10, there are no claims, actions, suits, proceedings (arbitration or otherwise) or investigations pending or, to the Physician's knowledge, threatened against the Physician at law or at equity in any court or before or by any Governmental Authority, and, to the Physician's knowledge, there are no, and have not been any, facts, conditions or incidents that may result in any such actions, suits, proceedings (arbitration or otherwise) or investigations. Except as set forth on Schedule 4.10, there have been no disciplinary, revocation or suspension proceedings or similar types of claims, actions or proceedings, hearings or investigations against the Physician or the Company.

            4.11. Permits. To the best of the Physician's knowledge, the Physician has all permits, licenses, orders and approvals of all Governmental Authorities necessary to perform the services performed by the Physician in connection with the conduct of the Practice. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is pending or threatened. To the best of the Physician's knowledge, none of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated herein. The Physician is a participating physician, as such term is defined by the Medicare and Medicaid programs, and the Physician has not been disciplined, sanctioned or excluded from either the Medicare or Medicaid programs and has not been subject to any plan of correction imposed by any professional review body.

            4.12. Staff Privileges. Schedule 4.12 lists all hospitals at which the Physician has full staff privileges. Such staff privileges have not been revoked, surrendered, suspended or terminated, and to the Physician's knowledge, there are no, and have not been any, facts, conditions or incidents that may result in any such revocation, surrender, suspension or termination.

            4.13. Intentions. Except as set forth on Schedule 4.13, the Physician intends to continue practicing medicine on a full-time basis for at least the next five (5) years with the Company and does not know of any fact or condition that materially adversely affects, or in the future may materially adversely affect, his ability or intention to practice medicine on a full-time basis for the next five (5) years with the Company.

         5. REPRESENTATIONS AND WARRANTIES OF VISION 21 AND THE SUBSIDIARY. Vision 21 and the Subsidiary, jointly and severally, represent and warrant to the Company and the Physician that the following are true and correct as of the date hereof and shall be true and correct as of the Closing Date; when used in this Section 5, the term "best knowledge" shall mean the best knowledge of those individuals listed on Schedule 5:

            5.1. Organization and Good Standing. Vision 21 and the Subsidiary are corporations duly organized, validly existing and in good standing under the laws of the State of Florida, with all requisite corporation power and authority to carry on the business in which they are engaged, to own the properties they own, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. At or prior to Closing, Vision 21 and the Subsidiary will be qualified to do business as a foreign corporation in the jurisdictions listed on Schedule 5.1.

            5.2. Capitalization. The authorized capital stock of Vision 21 consists of 50,000,000 shares of Vision 21 Common Stock, of which 8,123,065 shares are issued and outstanding. Immediately prior to the Closing, the authorized capital stock of Vision 21 will consist of 50,000,000 shares of Vision 21 Common Stock, of which 8,123,065 shares will be issued and outstanding.

            5.3. Corporate Records. The copies of the Articles of Incorporation and Bylaws, and all amendments thereto, of Vision 21 and the Subsidiary that have been delivered or made available to the Company and the Physician are true, correct and complete copies thereof, as in effect on the date hereof (provided, however, that the Articles of Incorporation and Bylaws of the Subsidiary shall be in effect on the Closing Date). The minute books of Vision 21 and the Subsidiary, copies of which have been delivered or made available to the Company and the Physician, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the stockholders of Vision 21 and the Subsidiary, since their formation.

            5.4. Authorization and Validity. The execution, delivery and performance by Vision 21 and the Subsidiary of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Vision 21 and the Subsidiary. This Agreement and each other agreement contemplated hereby to be executed by Vision 21 and the Subsidiary have been or will be as of the Closing Date duly executed and delivered by Vision 21 and the Subsidiary and constitute or will constitute legal, valid and binding obligations of Vision 21 and the Subsidiary, enforceable against Vision 21 and the Subsidiary in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

            5.5. Compliance. The execution and delivery of the documents contemplated hereunder and the consummation of the transactions contemplated thereby by Vision 21 and the Subsidiary shall not (i) violate any provision of Vision 21's or the Subsidiary's organizational documents, (ii) violate any material provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under, any mortgage, lien, lease, contract, license, instrument or any other agreement to which Vision 21 or the Subsidiary is a party, (iii) result in the creation or imposition of any material lien, charge, pledge, security interest or other material encumbrance upon any property of Vision 21 or the Subsidiary, or (iv) violate or conflict with any order, award, judgment or decree or other material restriction or to the best of Vision 21's and the Subsidiary's knowledge violate or conflict with any law, ordinance or regulation to which Vision 21 or the Subsidiary or their respective property is subject.

            5.6. Consents. No consent, approval, order or authorization of or registration, declaration, or filing with, any Governmental Authority or other person is required in connection with the execution and delivery of the documents contemplated herein by Vision 21 and the Subsidiary or the consummation by such parties of the transactions contemplated hereby, except for those consents or approvals set forth on Schedule 5.6.

            5.7. Finder's Fee. Except as disclosed on Schedule 5.7, neither Vision 21 nor the Subsidiary has incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

            5.8. Capital Stock. The issuance and delivery by Vision 21 of shares of Vision 21 Common Stock in connection with the Merger have been duly and validly authorized by all necessary corporate action on the part of Vision
21. The shares of Vision 21 Common Stock to be issued in connection with the Merger, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights, rights of first refusal or similar rights of any of Vision 21's stockholders, or any federal or state law, including, without limitation, the registration requirements of applicable federal and state securities laws.

            5.9. Continuity of Business Enterprise. It is the present intention of the Subsidiary to continue at least one significant historic business line of the Company, or to use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d).

            5.10. Vision 21 Financial Statements. The audited consolidated balance sheet and related statements of income and cash flows of Vision 21 for its prior three (3) full fiscal years, and its unaudited interim balance sheet for the fiscal quarter ended March 31, 1997 and the related unaudited statement of income of Vision 21 for the period then ended, including the costs incurred during such periods associated with any Registration Statement (collectively, with the related notes thereto, the "Vision 21 Financial Statements"), (a) fairly present the financial condition and results of operations of Vision 21 as of the dates and for the periods indicated; and (b) have been prepared in conformity with GAAP (subject to normal year-end adjustments and the absence of notes for any unaudited interim financial statement), except as otherwise indicated in the Vision 21 Financial Statements.

            5.11. Liabilities and Obligations. Except as disclosed on Schedule 5.11, the Vision 21 Financial Statements reflect all material liabilities of Vision 21, accrued, contingent or otherwise, that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP. Except as set forth on Schedule 5.11 or in the Vision 21 Financial Statements, Vision 21 is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and Vision 21 does not know of any valid basis for the assertion of any other claims or liabilities of any nature or in any amount.

            5.12. Compliance with Laws. Vision 21 and the Subsidiary have not failed to comply with any applicable laws, regulations and licensing requirements or failed to file with the proper authorities any necessary statements and reports except where the failure to so comply or file would not, individually or in the aggregate, result in a Material Adverse Effect. There are no existing violations by Vision 21 or the Subsidiary of any federal, state or local law or regulation that could, individually or in the aggregate, result in a Material Adverse Effect. Vision 21 and the Subsidiary possess all necessary licenses, franchises, permits and governmental authorizations for the conduct of Vision 21's and the Subsidiary's respective businesses as now conducted and after the Closing, as contemplated by this Agreement. The transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded by any such licenses, franchises, permits or government authorizations, except for any such default, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect. Since January 1, 1993, Vision 21 and the Subsidiary have not received any notice from any federal, state or other governmental authority or agency having jurisdiction over their respective properties or activities, or any insurance or inspection body, that their respective operations or any of their respective properties, facilities, equipment, or business practices fail to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public or quasi-public authority or body, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

            5.13. Insolvency Proceedings. Neither Vision 21 nor the Subsidiary are currently under the jurisdiction of a Federal or state court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

            5.14. Equal Exchange. Vision 21 and the Subsidiary believe that the fair market value of all the Company Common Stock shall be approximately equal to the fair market value of the Merger Consideration at the Effective Time.

            5.15. Employment of Company's Employees. Neither Vision 21 nor the Subsidiary currently intends to change the existing composition or employment terms of any of the non-professional personnel which have employment arrangements with the Company on the effective date of this Agreement (except as is necessary for the Subsidiary and/or Vision 21 to employ such individuals pursuant to the Business Management Agreement). The Subsidiary and Vision 21 reserve the right, however, to change the number, composition or employment terms of such non-professional personnel in the future.

         6. CLOSING DATE REPRESENTATIONS AND WARRANTIES OF THE PHYSICIAN. The Physician represents and warrants that, except as disclosed in the Schedules, the following will be true and correct on the Closing Date as if made on that date:

            6.1. Organization and Good Standing; Qualification. New P.C. is a professional corporation duly organized, validly existing and in good standing under the laws of the State, with all requisite corporate power and authority to carry on the business in which it intends to engage, to own the properties it intends to own, and to execute and deliver the Business Management Agreement and the Physician Employment Agreements and consummate the transactions and perform the services contemplated thereby. New P.C. is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its intended business makes such qualification necessary.

            6.2. Capitalization. The authorized capital stock of New P.C. consists of _____ shares of New P.C. Common Stock, of which ______ shares are issued and outstanding, and no shares of capital stock of New P.C. are held in treasury. The Physician owns all of the issued and outstanding shares of New P.C.'s common stock, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies and shareholders' agreements. Each outstanding share of New P.C.'s common stock has been legally and validly issued and is fully paid and nonassessable. There exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, any of the authorized or outstanding securities of New P.C. No shares of capital stock of New P.C. have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of New P.C.'s stockholders.

            6.3. Corporate Records. The copies of the Articles or Certificate of Incorporation and Bylaws, and all amendments thereto, of New P.C. that have been delivered or made available to Vision 21 and the Subsidiary are true, correct and complete copies thereof, as in effect on the Closing Date. The minute books of New P.C., copies of which have been delivered or made available to Vision 21 and the Subsidiary, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the stockholders of New P.C. since its formation.

            6.4. Authorization and Validity. The execution, delivery and performance by New P.C. of the Business Management Agreement, the Physician Employment Agreements, the Optometrist Employment Agreements and the other agreements contemplated thereby, and the consummation of the transactions and provisions of services contemplated thereby, have been duly authorized by New P.C. The Business Management Agreement, the Physician Employment Agreements, the Optometrist Employment Agreements and each other agreement contemplated thereby will be as of the Closing Date duly executed and delivered by New P.C. and will constitute legal, valid and binding obligations of New P.C. enforceable against New P.C. in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

            6.5. No Violation. Neither the execution, delivery or performance of the Business Management Agreement, the Physician Employment Agreements, the Optometrist Employment Agreements or the other agreements contemplated thereby nor the consummation of the transactions or provision of services contemplated thereby will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles or Certificate of Incorporation or Bylaws of New P.C., or (b) to the actual knowledge of the Physician, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body.

            6.6. No Business, Agreements, Assets or Liabilities. New P.C. has not commenced business since its incorporation. Other than its Articles or Certificate of Incorporation and Bylaws, and as of the Closing Date, the Business Management Agreement, the Physician Employment Agreements, the Optometrist Employment Agreements, the Employee Benefit Plans and the other contracts or agreements listed on Schedule 6.6, New P.C. is not a party to or subject to any agreement, indenture or other instrument. New P.C. does not own any assets (tangible or intangible) other than the consideration received upon the issuance of shares of capital stock and New P.C. does not have any liabilities, accrued, contingent or otherwise (known or unknown and asserted or unasserted).

            6.7. Compliance with Laws. New P.C. has complied with all applicable laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports, except where failure to so comply or file would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of New P.C.

         7. SECURITIES LAW MATTERS.

            7.1. Investment Representations and Covenants of Physician.

                 a. Physician understands that the Securities will not be registered under the Securities Act or any state securities laws on the grounds that the issuance of the Securities is exempt from registration pursuant to
Section 4(2) of the Securities Act under the Securities Act and applicable state securities laws, and that the reliance of Vision 21 on such exemptions is predicated in part on the Physician's representations, warranties, covenants and acknowledgements set forth in this Section.

                 b. Except as disclosed on Schedule 7.1(b) attached hereto, Physician represents and warrants that Physician is an "accredited investor" or "sophisticated investor" as defined under the Securities Act and state "Blue Sky" laws, or that Physician has utilized, to the extent necessary to be deemed a sophisticated investor under the Securities Act and State "Blue Sky" laws, the assistance of a professional advisor.

                 c. Physician represents and warrants that the Securities to be acquired by Physician upon consummation of the transactions described in this Agreement will be acquired by Physician for Physician's own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the Securities Act and the rules and regulations thereunder, except as contemplated in this Agreement, and that Physician will not distribute any of the Securities in violation of the Securities Act. All Securities shall bear a restrictive legend in substantially the following form:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAWS."

         In addition, the Securities shall bear any legend required by the securities or "Blue Sky" laws of any state where Physician resides as well as any other legend deemed appropriate by Vision 21 or its counsel.

                 d. Physician represents and warrants that the address set forth below Physician's name on Schedule 7.1(d) is Physician's principal residence.

                 e. Physician (i) acknowledges that the Securities issued to Physician at the Closing must be held indefinitely by Physician unless subsequently registered under the Securities Act or an exemption from registration is available, (ii) is aware that any routine sales of Securities made pursuant to Rule 144 under the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required, (iii) is aware that Rule 144 is not currently available for use by Physician for resale of any of the Securities to be acquired by Physician upon consummation of the transactions described in this Agreement, and (iv) acknowledges and agrees that the transfer of the Securities shall be further restricted by the "lock-up" provisions contained in the Registration Rights Agreement in the form of Exhibit 13.1(o), whereby Physician shall be treated as an "affiliate" of Vision 21 under Rule 144.

                 f. Physician represents and warrants to Vision 21 that Physician, either alone or together with the assistance of Physician's own professional advisor, has such knowledge and experience in financial and business matters such that Physician is capable of evaluating the merits and risks of Physician's investment in any of the Securities to be acquired by Physician upon consummation of the transactions described in this Agreement.

                 g. Physician confirms that Physician has received and read the Confidential Information Memorandum of Vision 21 dated December 17, 1996, as supplemented on February 28, 1997, and any further amendments or revisions thereto. Physician also confirms that Physician has had the opportunity to ask questions of and receive answers from Vision 21 concerning the terms and conditions of Physician's investment in the Securities, and the Physician has received to Physician's satisfaction, such additional information, in addition to that set forth herein, about Vision 21's operations and the terms and conditions of the offering as Physician has requested.

                 h. In order to ensure compliance with the provisions of paragraph (c) hereof, Physician agrees that after the Closing Physician will not sell or otherwise transfer or dispose of Securities or any interest therein (unless such shares have been registered under the Securities Act) without first complying with either of the following conditions, the expenses and costs of satisfaction of which shall be fully borne and paid for by Physician:

                    i) Vision 21 shall have received a written legal opinion from legal counsel, which opinion and counsel shall be satisfactory to Vision 21 in the exercise of its reasonable judgment, or a copy of a "no-action" or interpretive letter of the Securities and Exchange Commission specifying the nature and circumstances of the proposed transfer and indicating that the proposed transfer will not be in violation of any of the registration provisions of the Securities Act and the rules and regulations promulgated thereunder; or

                    ii) Vision 21 shall have received an opinion from its own counsel to the effect that the proposed transfer will not be in violation of any of the registration provisions of the Securities Act and the rules and regulations promulgated thereunder.

Physician also agrees that the certificates or instruments representing the Securities to be issued to Physician pursuant to this Agreement may contain a restrictive legend noting the restrictions on transfer described in this Section and required by federal and applicable state securities laws, and that appropriate "stop-transfer" instructions will be given to Vision 21's transfer agent, if any, provided that this Section 7.1(h) shall no longer be applicable to any Securities following their transfer pursuant to a registration statement effective under the Securities Act or in compliance with Rule 144 or if the opinion of counsel referred to above is to the further effect that transfer restrictions and the legend referred to herein are no longer required in order to establish compliance with any provisions of the Securities Act.

                 i. Physician understands that although an Initial Public Offering is contemplated by Vision 21, there are no assurances that an Initial Public Offering will occur or if it does occur that it will be successful.

                 j. Physician agrees that he shall be considered an "affiliate" of Vision 21 for purposes of Rule 144 and agrees to the restrictions and limitations imposed by Rule 144 on affiliates. Physician further agrees that he shall be considered an affiliate of Vision 21 for Rule 144 purposes even if he does not meet the technical definition of "affiliate" under Rule 144.

            7.2. Current Public Information. At all times following the registration of any of Vision 21's securities under the Securities Act or Exchange Act pursuant to which Vision 21 becomes subject to the reporting requirements of the Exchange Act, Vision 21 shall use commercially reasonable efforts to comply with the requirements of Rule 144 under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the SEC) regarding the availability of current public information to the extent required to enable any holder of shares of Common Stock to sell such shares without registration under the Securities Act pursuant to Rule 144 (or any similar rule or regulation).

         8. COVENANTS OF THE COMPANY AND THE PHYSICIAN. The Company and the Physician, jointly and severally, agree that between the date hereof and the Closing (with respect to the Company's covenants, the Physician agrees to use his best efforts to cause the Company to perform):

            8.1. Consummation of Agreement. The Company and the Physician shall use their best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions; provided, however, that this covenant shall not require the Company or the Physician to make any expenditures that are not expressly set forth in this Agreement or otherwise contemplated herein.

            8.2. Business Operations. The Company shall operate its business in the ordinary course. The Company and the Physician shall use their best efforts to preserve the business of the Company intact. Neither the Company nor the Physician shall take any action that would, individually or in the aggregate, result in a Material Adverse Effect.

            8.3. Access. The Company and the Physician shall, at reasonable times during normal business hours and on reasonable notice, permit Vision 21 and its authorized representatives, including without limitation, the Accountants, reasonable access to, and make available for inspection, all of the assets and business of the Company, including its employees, customers and suppliers, and permit Vision 21 and its authorized representatives to inspect and, at Vision 21's sole cost and expense, make copies of all documents, records (other than patient medical records) and information with respect to the affairs of the Company, including, without limitation, the Financial Statements, as Vision 21 and its representatives may request, all for the sole purpose of permitting Vision 21 to become familiar with the business and assets and liabilities of the Company.

            8.4. Notification of Certain Matters. The Company and the Physician shall promptly inform Vision 21 in writing of (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by the Company or the Physician subsequent to the date of this Agreement and prior to the Effective Time under any Commitment material to the Company's condition (financial or otherwise), operations, assets, liabilities or business and to which it is subject; or (b) any material adverse change in the Company's condition (financial or otherwise), operations, assets, liabilities or business.

            8.5. Approvals of Third Parties. As soon as practicable after the date hereof, the Company and the Physician shall secure all necessary approvals and consents of landlords to the consummation of the transactions contemplated hereby and shall use their best efforts to secure all necessary approvals and consents of other third parties to the consummation of the transactions contemplated hereby; provided, however, that this covenant shall not require the Company or the Physician to make any material expenditures that are not expressly set forth in this Agreement or otherwise contemplated herein.

            8.6. Employee Matters. Except as set forth in Schedule 3.13 or as otherwise contemplated by this Agreement, the Company shall not, without the prior written approval of Vision 21, except as required by law:

                 a. increase the cash compensation of the Physician or any other employees of the Company (other than in the ordinary course of business and consistent with past practice);

                 b. adopt, amend or terminate any Compensation Plan;

                 c. adopt, amend or terminate any Employment Agreement;

                 d. adopt, amend or terminate any Employee Policies and Procedures;

                 e. adopt, amend or terminate any Employee Benefit Plan;

                 f. take any action that could deplete the assets of any Employee Benefit Plan, other than payment of benefits in the ordinary course to participants and beneficiaries;

                 g. fail to pay any premium or contribution due or with respect to any Employee Benefit Plan;

                 h. fail to file any return or report with respect to any Employee Benefit Plan;

                 i. institute, settle or dismiss any employment litigation except as could not, individually or in the aggregate, result in a Material Adverse Effect;

                 j. enter into, modify, amend or terminate any agreement with any union, labor organization or collective bargaining unit; or

                 k. take or fail to take any action with respect to any past or present employee of the Company that would, individually or in the aggregate, result in a Material Adverse Effect.

            8.7. Contracts. Except with Vision 21's prior written consent, the Company shall not assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale except in the ordinary course of business that is material to the Company's business, nor will it waive any material right or cancel any material contract, debt or claim.

            8.8. Capital Assets; Payments of Liabilities. The Company shall not, without the prior written approval of Vision 21 (a) acquire or dispose of any capital asset having a fair market value of $5,000 or more, or acquire or dispose of any capital asset outside of the ordinary course of business or (b) discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability other than (i) liabilities and obligations reflected in the Financial Statements or (ii) current liabilities and obligations incurred in the usual and ordinary course of business since the Company Balance Sheet Date and, in either case (i) or (ii) above, only as required by the express terms of the agreement or other instrument pursuant to which the liability or obligation was incurred.

            8.9. Mortgages, Liens and Guaranties. The Company shall not, without the prior written approval of Vision 21, enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any security interest, lien, encumbrance or claim of any kind to attach to any of its assets (other than statutory liens arising in the ordinary course of business and other liens that do not materially detract from the value or interfere with the use of such assets), whether now owned or hereafter acquired, or guarantee or otherwise become contingently liable for any obligation of another, except obligations arising by reason of endorsement for collection and other similar transactions in the ordinary course of business, or make any capital contribution or investment in any person.

            8.10. Acquisition Proposals. The Company and the Physician agree that from the date of this Agreement through the earlier of the Closing Date or January 1, 1997, (a) neither the Physician nor the Company nor any of its officers and directors shall, and the Physician and the Company shall direct and use their best efforts to cause the Company's employees, agents, and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Acquisition Proposal or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) the Physician and the Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 8.10; and (c) the Physician and the Company will notify Vision 21 immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company or the Physician.

            8.11. Distributions and Repurchases. Except as contemplated in this Agreement, no distribution, payment or dividend of any kind will be declared or paid by the Company with respect of its capital stock, nor will any repurchase of any of the Company's capital stock be approved or effected.

            8.12. Requirements to Effect the Merger. The Company and the Physician shall use their best efforts to take, or cause to be taken, all actions necessary to effect the Merger under applicable law, including without limitation the filing with the appropriate government officials of all necessary documents in form approved by counsel for the parties to this Agreement.

            8.13. Physician Accounts Payable and Physician Retained Equity. The Company shall, and the Physician shall cause the Company to, pay in a timely manner the accounts payable of the Physician. Except as contemplated in this Agreement, the Company shall not, and the Physician shall not permit the Company to, make payment of all or any portion of any retained equity of the Company at any time prior to Closing.

            8.14. New P.C. Spinoff. The Company shall form, organize and incorporate New P.C. in the State and the Articles or Certificate of Incorporation and Bylaws of New P.C. shall be in form and substance reasonably satisfactory to Vision 21. The Company shall not permit New P.C. to commence business until the Closing Date. On or prior to the Closing, Company shall take all actions and execute all documents, agreements or instruments necessary to transfer to New P.C. the Company's medical business and to transfer good, valuable, and marketable title to all of the Company's Medical Assets in exchange for the assumption by New P.C. of the Excluded Liabilities and the issuance by the New P.C. to the Company of all of the issued and outstanding shares of New P.C. common stock. Prior to the Closing, the Company shall declare and make a distribution to Physician of all of the issued and outstanding shares of New P.C. common stock.

            8.15. Licenses and Permits. The Company and the Physician shall cooperate fully with Vision 21 to obtain all licenses, permits, approvals or other authorizations required under any law, statute, rule, regulation or ordinance, or otherwise necessary or desirable to provide the services of New P.C., the Physician and the Professional Employees contemplated by the Business Management Agreement and the Physician Employment Agreements, and to conduct the intended business of New P.C.

            8.16. Physician Employment Agreements. The Company and the Physician shall cause, at or immediately prior to Closing, each Physician Employee (except for those non-shareholder Physician Employees identified on Schedule 8.16) who is then an employee of the Company and Physician agrees at or immediately prior to Closing (i) to terminate his employment agreement, if any, with the Company by mutual consent without any liability therefor on the part of the Company and
(ii) to enter into a new Physician Employment Agreement with New P.C. in accordance with the terms of the Business Management Agreement.

            8.17. Optometrist Employment Agreements. The Company and the Physician shall cause, at or immediately prior to Closing, each Optometrist Employee (except for those Optometrist Employees identified on Schedule 8.17) who is then an employee of the Company (i) to terminate his employment agreement, if any, with the Company by mutual consent without any liability therefor on the part of the Company and (ii) to enter into a new Optometrist Employment Agreement with New P.C. in accordance with the Business Management Agreement.

            8.18. Termination of Retirement Plans. Prior to Closing, the Physician shall cause the Company to take all steps necessary to discontinue benefits accruals under any Employee Benefit Plan that is intended to be a qualified employee retirement plan under Section 401(a) of the Code (a "Retirement Plan") effective as of Closing or as soon thereafter as may be practical. Effective at the time of Closing, the Company shall cause New P.C. to assume all of the obligations of the Company as the sponsoring employer and/or plan administrator of the Retirement Plan in compliance with applicable law.

            Subsequent to Closing, New P.C. and Vision 21 shall review the extent to which New P.C. can resume contributions to the Retirement Plan without violating the qualification requirements of Sections 410(b) and 401(a)(4) of the Code taking into account any employees of Vision 21 or the Subsidiary who would be "leased employees" of New P.C. under Section 414(n) of the Code. If Vision 21 and New P.C. mutually agree that such qualification requirements can be satisfied, New P.C. may elect to continue the Retirement Plan and make contributions in accordance with its terms, provided that New P.C. shall agree to cover at its own expense any Vision 21 or Subsidiary employees who are leased employees if such coverage is required to maintain the tax-qualified status of the Retirement Plan.

            8.19. Delivery of Schedules. The Company and the Physician shall deliver to Vision 21 and the Subsidiary all Schedules required to be delivered by them prior to the Closing.

            8.20. Conversion of Company. After the transfer of the Medical Assets of the Company to New P.C. and the assumption of the Excluded Liabilities by New P.C. and prior to Closing, Physician shall cause the Company to take such action and file such documents or instruments as may be necessary to convert the Company into a general business corporation in accordance with applicable law.

            8.21. Assignment of Fees for Medical and Optometry Services. On or prior to the Closing Date, the Company shall obtain an irrevocable assignment from all Professional Employees of any and all of their rights to receive payment for the provision of ophthalmology or optometry services which are part of the Accounts Receivable to the Company existing on the Closing Date, except for those fees specified and set forth on Schedule 8.21. Each Professional Employee shall undertake to endorse any payments received on account of such services to the order of the Company and to take such other action as may be necessary to confirm to the Company the rights to collect and retain for its own account such Accounts Receivable. The

Company shall cause its Professional Employees to agree that such security interest of such lender(s) is intended to be a first priority security interest and is superior to any right, title or interest which may be asserted by such Professional Employees with respect to the Accounts Receivable or the proceeds thereof. In the event that the assignment of rights described in this Section shall be deemed, for any reason, to be ineffective as an outright assignment, the Company shall cause each Professional Employee to agree that such Professional Employee shall be deemed, effective as of the Closing Date, to have granted to the Company a first priority lien on and security interest in and to any and all interests of such Professional Employee in any of the Accounts Receivable, and all proceeds with respect thereto, to secure the collection by the Company of all Accounts Receivable, and this Agreement shall be deemed to be a security agreement to the extent necessary to give effect to the foregoing. The Company shall cause each Professional Employee to execute and deliver, all such financing statements as the Company or Vision 21 may request in order to perfect such security interest. The Company shall not suffer any Professional Employee to grant any other lien on or security interest in or to such Accounts Receivable or any proceeds thereof.

         9. COVENANTS OF VISION 21 AND THE SUBSIDIARY. Vision 21 and the Subsidiary agree that between the date hereof and the Closing:

            9.1. Consummation of Agreement. Vision 21 and the Subsidiary shall use their best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions and take all corporate and other actions necessary to approve the Merger; provided, however, that this covenant shall not require Vision 21 or the Subsidiary to make any expenditures that are not expressly set forth in this Agreement or otherwise contemplated herein.

            9.2. Efforts to Effect. Vision 21 and the Subsidiary will use their best efforts to take, or cause to be taken, all actions necessary to effect the Merger under applicable law, including without limitation the filing with the appropriate government officials of all necessary documents in form approved by counsel for the parties to this Agreement.

            9.3. Notification of Certain Matters. Vision 21 and the Subsidiary shall promptly inform the Company and the Physician in writing of (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by Vision 21 or the Subsidiary subsequent to the date of this Agreement and prior to the Effective Time under any agreement or commitment entered into by Vision 21 material to Vision 21's condition (financial or otherwise), operations, assets, liabilities or business and to which it is subject; or (b) any material adverse change in Vision 21's condition (financial or otherwise), operations, assets, liabilities or business.

            9.4. Approvals of Third Parties. Vision 21 and the Subsidiary shall use their best efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby.

            9.5. Licenses and Permits. Vision 21 and the Subsidiary shall use their best efforts to obtain all licenses, permits, approvals or other authorizations required under any law, statute, rule, regulation or ordinance, or otherwise necessary or desirable to consummate the transactions or provide the services contemplated by the Business Management Agreement and to conduct the intended business of Vision 21 and the Subsidiary.

            9.6. Release of Physician From Practice Liabilities. Vision 21 and the Subsidiary shall use their best efforts to obtain from third party creditors the release of Physician from any personal liabilities relating to the Practice which are identified on Schedule 9.6 and assumed by the Subsidiary pursuant to the terms of this Agreement.

            10. COVENANTS OF VISION 21, THE SUBSIDIARY, THE COMPANY AND THE PHYSICIAN. Vision 21, the Subsidiary, the Company and the Physician agree as follows (with respect to New P.C.'s covenants, the Physician agrees to cause New P.C. to perform):

                 10.1. Filings; Other Action.

                       a. Vision 21, the Subsidiary and the Physician shall cooperate to promptly prepare and file at Vision 21's expense with the SEC, a Registration Statement on Form S-1 (or other appropriate form) to be filed by Vision 21 in connection with any Initial Public Offering of Vision 21 (including the prospectus constituting a part thereof, the "Registration Statement"). Vision 21 and the Subsidiary shall obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company and the Physician shall furnish all information concerning the Company, the New P.C., the Nonmedical Assets and the Physician as may be reasonably requested in connection with any such action.

                       b. Each of the Company, the Physician, Vision 21 and the Subsidiary represents and warrants that none of the information or documents supplied or to be supplied by it specifically for inclusion in a Registration Statement, by exhibit or otherwise, will, at the time the Registration Statement and each amendment and supplement thereof, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company, the Physician, Vision 21 and the Subsidiary shall agree as to the information and documents supplied by the Company and the Physician for inclusion in the Registration Statement and shall indicate such information and documents in a letter to be delivered at least ten (10) days prior to the initial filing of the Registration Statement with the SEC. The Company and the Physician shall be entitled to review the Registration Statement and each amendment thereto, if any, prior to the time each becomes effective under the Securities Act.

                       c. The Physician and the Company shall, upon request, furnish Vision 21 and the Subsidiary with all information concerning himself, itself, their respective partners, the Company's subsidiaries, directors, officers, and stockholders, and including financial statements with respect to the same, any consents (and information necessary to obtain such consents) and such other matters as may be reasonably requested by Vision 21 in connection with the preparation of the Registration Statement and each amendment or supplement thereto, or any other statement, filing, notice or application made by or on behalf of each such party or any of the Company's subsidiaries to any governmental entity in connection with the Merger, any Initial Public Offering and the other transactions contemplated by this Agreement.

                 10.2. Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to attach, supplement or amend promptly the Schedules with respect to any matter that would have been or would be required to be set forth or described in the Schedules in order to not materially breach any representation, warranty or covenant of such party contained herein; provided that no amendment or supplement to a Schedule that constitutes or reflects a material adverse change to the Company or the Nonmedical Assets may be made unless Vision 21 consents to such amendment or supplement, and no amendment or supplement to a Schedule that constitutes or reflects a material adverse change to Vision 21 may be made unless the Company and the Physician consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 11.1 and
12.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 10.2. In the event that the Company is required to amend or supplement a Schedule in accordance with this Section 10.2 and Vision 21 does not consent to such amendment or supplement, or Vision 21 is required to amend or supplement a Schedule in accordance with this Section 10.2 and the Company and the Physician do not consent, this Agreement shall be deemed terminated by mutual consent as set forth in Section 16.1(d) or Section 16.1(e) as appropriate.

                 10.3. Business Management Agreement. The Company and the Physician shall use their best efforts to cause the Business Management Agreement to be executed and delivered by New P.C. on or prior to the Closing Date, which shall be considered a Nonmedical Asset of the Company and shall be acquired by the Subsidiary in the Merger.

                 10.4. Fees and Expenses.

                       a. If the Merger closes, Vision 21 shall pay all costs of the Audit of the Company's Financial Statements and financial records by Vision 21's auditors (or auditors designated by Vision 21's auditors). All items prepared by Vision 21's auditors in connection with the Audit ("Prepared Audit Materials") shall be for use solely by Vision 21; provided, however, that the Company may utilize the Prepared Audit Materials solely in connection with its review of Vision 21's calculation of the Merger Consideration. The Prepared Audit Materials shall not be deemed to include those items which customarily remain the property of auditors such as their working papers and memos. If the Merger does not close, the Company shall pay for or reimburse Vision 21 for all expenses of Vision 21's auditors in connection with the audit.

                       b. In the event the Merger is not consummated, the Company and Physician shall not be entitled to copies or originals of the Prepared Audit Materials unless the Company or Physician pays for or reimburses Vision 21 for all expenses of the auditor in connection with the Audit in advance of receiving the Prepared Audit Materials (either from Vision 21 or its auditor). For purposes of this Agreement, Audit expenses shall include all expenses related to the Audit as well as all expenses incurred to present the financial statements in accordance with GAAP and all schedules related thereto.

                       c. Vision 21 shall pay all cost of a medicare audit of the Company. The Company shall agree in writing that all information obtained in connection with the Medicare audit shall be made available to Vision 21. The Company and Physician shall not be entitled to copies or originals of the Medicare audit material unless the Company or Physician pays for or reimburses Vision 21 for such audit expenses in advance of receiving the Medicare audit materials (either from Vision 21 or its auditor).

                       d. Each of the Company, Physician and Vision 21 shall pay the costs and expenses of their own legal counsel with respect to legal services rendered in connection with the preparation and negotiation of this Agreement and the Merger contemplated hereby.

                       e. In the event that an Initial Public Offering does not take place for any reason whatsoever, Vision 21 (but not the Company or the Physician) shall have sole responsibility for the payment of all legal fees (except as set forth in Section 11.4(c)), accounting fees (except as set forth in Section 10.4(a)), underwriters' expenses and other fees, costs and expenses associated solely in connection with the preparation of any Registration Statement relating to such Initial Public Offering.

                       f. If any Initial Public Offering is consummated as contemplated by this Agreement, all legal fees, audit fees, printing costs, filing fees, blue sky fees and underwriters' discounts and fees associated solely with the Initial Public Offering shall be paid by Vision 21 from the proceeds of the Initial Public Offering, except for those expenses, fees and underwriters' discounts related to any shares sold by the Physician.

         11. CONDITIONS PRECEDENT OF VISION 21 AND THE SUBSIDIARY. Except as may be waived in writing by Vision 21 and the Subsidiary, the obligations of Vision 21 and the Subsidiary hereunder are subject to the fulfillment at or prior to the Closing Date of each of the following conditions precedent:

             11.1. Representations and Warranties. The representations and warranties of the Company and the Physician contained herein shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Closing Date.

             11.2. Covenants. The Company and the Physician shall have performed and complied in all material respects with all covenants required by this Agreement to be performed and complied with by the Company or the Physician prior to the Closing Date.

             11.3. Legal Opinion. Counsel to the Company and the Physician shall have delivered to Vision 21 and the Subsidiary their opinions, dated as of the Closing Date, in form and substance substantially similar to Exhibit 11.3 which Vision 21, the Subsidiary, Vision 21's and the Subsidiary's counsel, the underwriters of the Initial Public Offering and their counsel shall be permitted to rely upon.

             11.4. Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

             11.5. No Material Adverse Change. No material adverse change in the condition (financial or otherwise), operations, assets, liabilities or business of the Company shall have occurred since the Company Balance Sheet Date, whether or not such change shall have been caused by the deliberate act or omission of the Company or the Physician.

             11.6. Government Approvals and Required Consents. The Company, the Physician, New P.C., Vision 21 and the Subsidiary shall have obtained all necessary government and other third-party approvals and consents (other than consents technically required as a result of the transactions contemplated hereby under the terms of managed care contracts to which the Company or any of its employees are a party).

             11.7. Certification. None of the Company, the Physician or New P.C. shall have received any notice of or been made a party to any judicial or administrative proceeding, or threatened to so be made a party, in any action or proceeding that seeks to deny the continued use or receipt of any necessary permit, license, authorization, certification or approval under the Medicare and Medicaid programs to provide ophthalmology or optometry services.

             11.8. Closing Deliveries. Vision 21 and the Subsidiary shall have received all documents and agreements, duly executed and delivered in form reasonably satisfactory to Vision 21 and the Subsidiary, referred to in Section 13.1.

             11.9. Due Diligence. Vision 21 shall have completed to its satisfaction a due diligence review of the Company and the Physician.

             11.10. Financial Audit. Vision 21 shall have approved in Vision 21's sole discretion an audit of the Company and the Practice which audit shall have been performed by an accounting firm designated by Vision 21 at the sole expense of Vision 21.

             11.11. Medicare Audit. Vision 21 shall have approved in Vision 21's sole discretion a Medicare audit of the Company and the Practice which audit shall be at the sole expense of Vision 21.

             11.12. Exemption Under State Securities Laws. The transfer of Vision 21's Securities to the Physician as contemplated in this Agreement shall qualify for one or more exemptions from registration under the State's securities laws. Vision 21 shall pay all filing fees in connection with any filing required to qualify the transfer of the Securities for such exemption(s).

             11.13. Assignment of Professional Employees' Rights in Accounts Receivable. The Company shall have caused the Professional Employees to assign any and all of their rights with respect to Accounts Receivable to the Company and shall cause such Professional Employees to execute such other agreements and instruments as contemplated in Section 8.21.

         12. CONDITIONS PRECEDENT OF THE COMPANY AND THE PHYSICIAN. Except as may be waived in writing by the Company and the Physician, the obligations of the Company and the Physician hereunder are subject to fulfillment at or prior to the Closing Date of each of the following conditions precedent:

             12.1. Representations and Warranties. The representations and warranties of Vision 21 and the Subsidiary contained herein shall be true and correct in all respects when initially made and shall be true and correct in all material respects as of the Closing Date.

             12.2. Covenants. Vision 21 and the Subsidiary shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date.

             12.3. Legal Opinions. Counsel to Vision 21 and the Subsidiary shall have delivered to the Company and the Physician their opinion, dated as of the Closing Date, in form and substance substantially similar to Exhibit 12.3.

             12.4. Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

             12.5. Government Approvals and Required Consents. The Company, the Physician, New P.C., Vision 21 and the Subsidiary shall have obtained all necessary government and other third-party approvals and consents (other than consents technically required as a result of the transactions contemplated hereby under the terms of managed care contracts to which the Company or any of its employees are a party).

             12.6. Closing Deliveries. The Company, New P.C. and the Physician shall have received all documents, instruments and agreements, duly executed and delivered in form reasonably satisfactory to the Company, referred to in Section 13.2.

             12.7. No Change in Voting or Ownership Control. There shall have been no changes in the voting or ownership control of Vision 21 from the date first above written to the Closing Date.

             12.8. No Material Adverse Change. No material adverse change in the condition (financial or otherwise), operations, assets, liabilities or business of Vision 21 shall have occurred since the end of the last fiscal period reported in the Vision 21 Financial Statements, whether or not such change shall have been caused by the deliberate act or omission of Vision 21.

         13. CLOSING DELIVERIES; ESCROW OF DOCUMENTS.

             13.1. Deliveries of the Company, New P.C. and the Physician. At or prior to May 30, 1997, the Company, New P.C. and the Physician shall deliver to Vision 21 and the Subsidiary, c/o Shumaker, Loop & Kendrick, LLP, counsel to Vision 21 and the Subsidiary, the following, all of which shall be in a form reasonably satisfactory to Vision 21 and the Subsidiary and shall be held by Shumaker, Loop & Kendrick, LLP in escrow pending Closing, pursuant to an escrow agreement or letter in form and substance mutually acceptable to the parties hereto:

                   a. a copy of resolutions of the Board of Directors of the Company authorizing (i) the execution, delivery and performance of this Agreement and all related documents and agreements, and (ii) the consummation of the Merger, certified by the Secretary of the Company as being true and correct copies of the originals thereof subject to no modifications or amendments;

                   b. a copy of resolutions of the Board of Directors of New P.C. authorizing the execution, delivery and performance of the Business Management Agreement, the Physician Employment Agreements, and all other documents to be executed and delivered by New P.C. as contemplated by this Agreement, certified by the Secretary of New P.C. as being true and correct copies of the originals thereof subject to no modifications or amendments;

                   c. a certificate of the President of the Company, and of the Physician, dated the Closing Date, as to the truth and correctness of the representations and warranties of the Company and the Physician contained herein, on and as of the Closing Date;

                   d. a certificate of the President of the Company, and of the Physician, dated the Closing Date, (i) as to the performance of and compliance in all material respects by the Company and the Physician with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent of the Company and the Physician to the Closing have been satisfied;

                   e. a certificate of the Secretary of the Company and the Secretary of New P.C. certifying as to the incumbency of the directors and officers of each such corporation and as to the signatures of such directors and officers who have executed documents delivered pursuant to the Agreement on behalf of each such corporation;

                   f. a certificate, dated within ten (10) days prior to the Closing Date, of the Secretary of State of the respective states of incorporation for the Company and New P.C. establishing that each such corporation is in existence, has paid all franchise or similar taxes, if any, and, if applicable, otherwise is in good standing to transact business in its state of organization;

                   g. certificates, dated within ten (10) days prior to the Closing Date, of the Secretaries of State of the states in which the Company and New P.C. are qualified to do business, to the effect that each such corporation is qualified to do business and, if applicable, is in good standing as a foreign corporation in each of such states;

                   h. an opinion of counsel to the Company and Physicians dated as of the Closing Date, in form and substance satisfactory to Vision 21 and the Subsidiary, which Vision 21, the Subsidiary, Vision 21's and the Subsidiary's counsel and the underwriters of any Initial Public Offering and their counsel are permitted to rely upon and which shall include an opinion, subject to normal and customary exceptions, that to the best of their knowledge the transactions and arrangements contemplated by this Agreement are in conformity with State laws, rules and regulations governing the practice of medicine.

                   i. all authorizations, consents, permits and licenses referenced in Section 3.8;

                   j. the resignations of the directors and officers of the Company as requested by Vision 21;

                   k. the executed Business Management Agreement in substantially the form attached hereto as Exhibit 13.1(k), as revised in accordance with changes reasonably deemed necessary or advisable by legal counsel retained by Vision 21 and the Subsidiary in the State to address regulatory and compliance issues;

                   l. an executed Physician Employment Agreement between New P.C. and the Physician in substantially the form attached hereto as Exhibit 13.1(l);

                   m. an executed Physician Employment Agreement between New P.C. and each Physician Employee who is then an employee of the Company in substantially the form attached hereto as Exhibit 13.1(m);

                   n. an executed Optometrist Employment Agreement between New P.C. and each Optometrist Employee who is then an employee of the Company in substantially the form attached hereto as Exhibit 13.1(n);

                   o. an executed Registration Rights Agreement between Vision 21 and the Physician in substantially the form attached hereto as Exhibit 13.1(o) (the "Registration Rights Agreement");

                   p. an executed Certificate of Merger necessary to effect the Merger;

                   q. a non-foreign affidavit, as such affidavit is referred to in Section 1445 (b) (2) of the Code, of the Physician, signed under a penalty of perjury and dated as of the Closing Date, to the effect that the Physician is a United States citizen or a resident alien (and thus not a foreign person) and providing the Physician's United States taxpayer identification number;

                   r. if desired by Vision 21, a new lease or leases between the landlords under each lease for real property described on Schedule 3.14(c) and Vision 21 or the Subsidiary in form and substance reasonably satisfactory to Vision 21 and the Subsidiary;

                   s. the Shares of Company Common Stock to be delivered pursuant to Section 2.9(b); and

                   t. such other instrument or instruments of transfer prepared by Vision 21 as shall be necessary or appropriate, as Vision 21 or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

             13.2. Deliveries of Vision 21 and the Subsidiary. At or prior to May 30, 1997, Vision 21 and the Subsidiary shall deliver to the Company and the Physician, c/o Shumaker, Loop & Kendrick, LLP, counsel to Vision 21, the following, all of which shall be in a form reasonably satisfactory to the Company and the Physician and shall be held by Shumaker, Loop & Kendrick, LLP in escrow pending Closing, pursuant to an escrow agreement or letter in form and substance mutually acceptable to the parties hereto:

                   a. a copy of the resolutions of the Board of Directors of Vision 21 authorizing (i) the execution, delivery and performance of this Agreement, and all related documents and agreements, and (ii) the consummation of the Merger, certified by Vision 21's Secretary as being true and correct copies of the originals thereof subject to no modifications or amendments;

                   b. a copy of the resolutions of the Board of Directors of the Subsidiary authorizing (i) the execution, delivery and performance of this Agreement, and all related documents and agreements, and (ii) the consummation of the Merger, certified by the

Subsidiary's Secretary as being true and correct copies of the originals thereof subject to no modifications or amendments;

                   c. a certificate of an officer of Vision 21 dated the Closing Date as to the truth and correctness of the representations and warranties of Vision 21 contained herein, on and as of the Closing Date;

                   d. a certificate of an officer of the Subsidiary dated the Closing Date as to the truth and correctness of the representations and warranties of the Subsidiary contained herein, on and as of the Closing Date;

                   e. a certificate of an officer of Vision 21 dated the Closing Date, (i) as to the performance and compliance of Vision 21 with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent of Vision 21 to the Closing have been satisfied;

                   f. a certificate of an officer of the Subsidiary dated the Closing Date, (i) as to the performance and compliance of the Subsidiary with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent of the Subsidiary to the Closing have been satisfied;

                   g. certificates, dated within ten (10) days prior to the Closing Date, of the Secretary of State of the State of Florida establishing that Vision 21 and the Subsidiary are in existence, have paid all franchise or similar taxes, if any, and, if applicable, otherwise are in good standing to transact business in such state;

                   h. certificates (or photocopies thereof), dated within ten
(10) days prior to the Closing Date, of the Secretary of State of each state in which Vision 21 and the Subsidiary are qualified to do business, to the effect that Vision 21 and the Subsidiary are qualified to do business and, if applicable, are in good standing as a foreign corporation in each of such states;

                   i. an opinion of Shumaker, Loop & Kendrick, LLP, counsel to Vision 21, dated as of the Closing Date, pursuant to Section 12.3;

                   j. the executed Registration Rights Agreement;

                   k. the executed Lease Assignments;

                   l. the Shares of Vision 21 Common Stock to be delivered pursuant to Section 2.9(a); and

                   m. such other instrument or instruments of transfer, prepared by the Company or the Physician as shall be necessary or appropriate, as the Company, the

Physician or their counsel shall reasonable request, to carry out and effect the purpose and intent of this Agreement.

             13.3. Release of Escrow Materials. Shumaker, Loop & Kendrick, LLP shall release the agreements, certificates, instruments, documents and other materials described in Sections 13.1 and 13.2 to the appropriate parties to effectuate the transactions contemplated in this Agreement only after all such materials have been delivered by all applicable parties (or the parties receiving such documents have waived in writing such delivery requirement). In the event that all of the Practice, Vision 21, the Subsidiary and the Physician have not notified the Escrow Agent in writing that they are satisfied with or have waived all of the foregoing documents and issues by 5:00 p.m. on June 5, 1997, the Escrow Agent shall immediately return any consideration by Vision 21 held by it to Vision 21 and shall destroy all of the other Escrowed Materials held by it.

         14. POST CLOSING MATTERS.

             14.1. Further Instruments of Transfer. From and after the Closing Date, at the request of Vision 21 and at Vision 21's sole cost and expense, the Physician and the Company shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to carry out the purpose and intent of this Agreement.

             14.2. Practice Advisory Council; Local Advisory Council; National Appeals Council. Vision 21 and New P.A. shall establish a practice advisory council composed of delegates from Vision 21 and New P.A. which shall advise Vision 21 and New P.A. and determine certain issues as more fully described in the Business Management Agreement. Vision 21 shall also establish a local advisory council composed of delegates from certain practice groups acquired by Vision 21 in connection with Recent Acquisitions. Such delegates shall be appointed from practice groups which are located in a market area to be identified by Vision 21 and in which New P.A. is located. The local advisory council board shall advise Vision 21 and the practice groups within the market area as to policy and strategy issues and shall determine certain types of issues and disputes between Vision 21 and such practice groups which issues and disputes are identified in the Business Management Agreement and other management agreements entered into between Vision 21 and practice groups. New P.A. shall have the right to appoint one (1) member to a local advisory council who shall serve an initial two (2) year term. After the initial two-year term, election of members to the local advisory council shall be in accordance with by-laws which shall be adopted and amended by the local advisory council. Vision 21 shall also establish a national appeals council which shall have, among other duties and responsibilities, the power to adopt and amend its by-laws, to review and approve as limited herein certain decisions of the local advisory councils, and to resolve deadlocks among the members of such local advisory councils.

         15. REMEDIES.

             15.1. Indemnification by the Physician. Subject to the terms and conditions of this Agreement, the Physician agrees to indemnify, defend and hold Vision 21, the Surviving Corporation and their respective directors, officers, members, managers, employees, agents, attorneys and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (collectively, "Damages") asserted against or incurred by such entities and individuals (including, but not limited to, any reduction in payments to or revenues of New P.C.), arising out of or resulting from:

                   a. a breach of any representation, warranty or covenant of the Company or the Physician contained herein or in any schedule or certificate delivered hereunder;

                   b. any liability under the Securities Act, the Exchange Act or any other federal or state "Blue Sky" or securities law or regulation, at common law or otherwise, (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the Physician, the Company (including its subsidiaries, if any) or New P.C., and provided to Vision 21 or its counsel by the Company or the Physician, specifically for inclusion in a Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, (ii) arising out of or based upon any omission or alleged omission to state therein a material fact relating to the Physician, the Company (including its subsidiaries, if any) or New P.C. required to be stated therein or necessary to make the statements therein not misleading, and not provided to Vision 21 or its counsel by the Company or the Physician, provided, however, that such indemnity shall not inure to the benefit of Vision 21 to the extent that such untrue statement (or alleged untrue statement) was made, in, or omission (or alleged omission) occurred in, any preliminary prospectus, and such information was not so included by Vision 21 and properly delivered to shareholders of Vision 21 who acquire Vision 21 Common Stock in any Initial Public Offering;

                   c. any and all liability for any actions, suits, claims, proceedings or investigations that relate to Physician or the Practice in which the event giving rise thereto occurred prior to the Closing Date or which result from or arise out of any action of Physician or any director, officer, employee, agent or representative of the Practice prior to the Closing Date; or

                   d. any filings, reports or disclosures made pursuant to the IRS Voluntary Compliance Resolution Program, if applicable;

                   e. any failure of the Merger to qualify as a reorganization within the meaning of Section 368(a)(1)(A) or Section 368(a)(2)(D) of the Code;

                   f. any liability arising from the spin off of the Company's medical business and Medical Assets;

                   g. any liability arising from any alleged unlawful sale or offer to sell or transfer any of the Common Stock by Physician; and

                   h. any liability of Physician or the Practice of any nature whatsoever not disclosed in this Agreement and expressly assumed by Vision 21 or the Subsidiary.

            15.2. Indemnification by Vision 21 and the Subsidiary. Subject to the terms and conditions of this Agreement, Vision 21 and the Subsidiary, jointly and severally, hereby agree to indemnify, defend and hold the Physician harmless from and against all damages asserted against or incurred by him arising out of or resulting from:

                   a. a breach by Vision 21 or the Subsidiary of any representation, warranty or covenant of Vision 21 or the Subsidiary contained therein or in any schedule or certificate delivered hereunder;

                   b. any liability under the Securities Act, the Exchange Act or any other federal or state "Blue Sky" or securities law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to Vision 21 or the Subsidiary, contained in any preliminary prospectus, Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, arising out of or based upon any omission or alleged omission to state therein a material fact relating to Vision 21 (including the Subsidiary and Vision 21's other subsidiaries), required to be stated therein or necessary to make the statements therein not misleading; and

                   c. any filings, reports or disclosures made pursuant to the IRS Voluntary Compliance Resolution Program, if applicable.

         Notwithstanding anything in this Section 15.2, Vision 21 and the Subsidiary shall not be liable for any Damages resulting from any matter not disclosed to Vision 21 by any of the third parties acquired by Vision 21 in connection with the Recent Acquisitions.

            15.3. Conditions of Indemnification. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

                   a. A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (and, in any event, at least ten (10) days prior to the due date for any responsive pleadings, filings or other documents)
(i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), an estimate of the amount of damages attributable to the Third Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 15.6, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of such claim. Within thirty (30) days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article 16 with respect to such Third Party Claim and (ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

                   If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 15.3(b). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party (it being understood and agreed that if an Indemnified Party takes any such action that is prejudicial and causes a final adjudication that is adverse to the Indemnifying Party, the Indemnifying Party shall be relieved of its obligations hereunder with respect to such Third Party Claim). If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to
Section 15.3(b) and shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and upon written notification thereof, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party; provided further that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party, which firm shall be designated in writing by the Indemnified Party.

                   b. If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 15.3(b), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 15.3(b) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings, provided, however, that the Indemnified Party may not enter into, without the Indemnifying Party's consent, which shall not be unreasonably withheld, any compromise or settlement of such Third Party Claim. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article 16 and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnifying Party's defense pursuant to this Section or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation. The Indemnifying Party may participate in, but not control any defense or settlement controlled by the Indemnified Party pursuant to this Section 15.3(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnifying Party has been advised by counsel that there may be one or more legal defenses available to the Indemnified Party, then the Indemnifying Party may employ separate counsel and upon written notification thereof, the Indemnified Party shall not have the right to assume the defense of such action on behalf of the Indemnifying Party.

                   c. In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within sixty (60) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by mediation or arbitration as provided in Section 19.1 if the parties do not reach a settlement of such dispute within thirty (30) days after notice of a dispute is given.

                   d. Payments of all amounts owing by an Indemnifying Party pursuant to this Article 16 relating to a Third Party Claim shall be made within thirty (30) days after the latest of (i) the settlement of such Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of such Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to Section 15.3(d) shall be made within thirty (30) days after the later of (i) the expiration of the sixty (60) day Indemnity Notice period or (ii) the expiration of the period for appeal, if any, of a final adjudication or arbitration of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

             15.4. Remedies Not Exclusive. The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity. This Article 16 regarding indemnification shall survive Closing.

             15.5. Costs, Expenses and Legal Fees. Each party hereto agrees to pay the costs and expenses (including attorneys' fees and expenses) incurred by the other parties in successfully (a) enforcing any of the terms of this Agreement, or (b) proving that another party breached any of the terms of this Agreement.

             15.6. Indemnification Limitations. Notwithstanding the provisions of Sections 15.1 and 15.2, (a) no party shall be required to indemnify another party with respect to a breach of a representation, warranty or covenant unless the claim for indemnification is brought within two (2) years after the Closing Date, except that a claim for indemnification for a breach of the representations and warranties contained in Sections 3.1, 3.2, 3.3., 3.4, 3.5, 3.6, 3.14, 3.17, 3.20, 3.23, 4.1, 4.3, 4.4, 4.8, 5.1, 5.2, 5.3, 5.4, 5.6, 5.7,
6.1, 6.2, 6.3 and 6.4 may be made at any time, and a claim for indemnification for a breach of the representations and warranties contained in Sections 3.12, 3.18, 3.21, 3.27, 3.28, 3.29, 3.30, 3.31, 3.33, 4.5, 4.7, 4.11, 5.8 and 7.1 may
be made at any time within the applicable statute of limitations; (b) indemnification based upon Sections 15.1(b) through (f) and 15.2(b) may be made at any time within the applicable statute of limitations; and (c) the Physician shall not be required to indemnify Vision 21 and the Subsidiary pursuant to
Section 15.1 unless, and to the extent that, the aggregate amount of Damages incurred by Vision 21 shall exceed an amount equal to two percent (2%) of the total Merger Consideration; and (d) the Physician shall not be required to indemnify Vision 21 and the Subsidiary with respect to a breach of a representation, warranty or covenant for Damages in excess of the aggregate Merger Consideration received by the Physician (other than pursuant to a requirement to indemnify Vision 21 and the Subsidiary under Sections 3.30 and 3.31, or unless the breach involves an intentional breach or fraud by the Physician or the Company, which shall be unlimited).

             15.7. Tax Benefits; Insurance Proceeds. The total amount of any indemnity payments owed by one party to another party to this Agreement shall be reduced by any correlative tax benefit received by the party to be indemnified or the net proceeds received by the party to be indemnified with respect to recovery from third parties or insurance proceeds and such correlative insurance benefit shall be net of the insurance premium, if any, that becomes due as a result of such claim.

             15.8. Payment of Indemnification Obligation. In the event that the Physician has an indemnification obligation to Vision 21 or the Subsidiary hereunder, subject to Vision 21's approval as set forth below, the Physician may satisfy such obligation by transferring to Vision 21 or the Subsidiary (as the case may be) such number of shares of Vision 21 Common Stock owned by the Physician having an aggregate fair market value (which is prior to any Initial Public Offering based upon the valuation given at Closing hereof or after an Initial Public Offering the fair market value at such time based on the last reported sale price of Vision 21 Common Stock on a principal national securities exchange or other exchange on which the Vision 21 Common Stock is then listed or the last quoted ask price on any over-the-counter market through which the Vision 21 Common Stock is then quoted on the last trading day immediately preceding the day on which the Physician transfers shares of Vision 21 Common Stock to Vision 21 or the Subsidiary hereunder) equal to the indemnification obligation, provided that each of the following conditions are satisfied:

                  a. The Physician shall transfer to Vision 21 or the Subsidiary good, valid and marketable title to the shares of Vision 21 Common Stock, free and clear of all adverse claims, security interests, liens, claims, proxies, options, stockholders' agreements and encumbrances;

                   b. The Physician shall make such representation and warranties as to title to the stock, absences of security interests, liens, claims, proxies, stockholders' agreements and other encumbrances and other matters as reasonably requested by Vision 21 or the Subsidiary; and

                   c. The other terms and conditions of any transaction contemplated pursuant to this Section and the effects thereof, including any legal or tax consequences, shall be reasonably satisfactory to Vision 21 and the Subsidiary.

         16. TERMINATION.

             16.1. Termination. This Agreement may be terminated and the Merger may be abandoned:

                   a. at any time prior to the Closing Date by mutual agreement of all parties;

                   b. at any time prior to the Closing Date by Vision 21 if any representation or warranty of the Company or the Physician contained in this Agreement or in any certificate or other document executed and delivered by the Company or the Physician pursuant to this Agreement is or becomes untrue or breached in any material respect or if the Company or the Physician fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within twenty (20) days after receipt of written notice thereof;

                   c. at any time prior to the Closing Date by the Company if any representation or warranty of Vision 21 or the Subsidiary contained in this Agreement is or becomes untrue in any material respect or if Vision 21 or the Subsidiary fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within twenty (20) days after receipt or written notice thereof;

                   d. at any time prior to the Closing Date by the Company in the event of the failure of any of the conditions precedent set forth in Article 13 of this Agreement;

                   e. at any time prior to the Closing Date by Vision 21 in the event of the failure of any of the conditions precedent set forth in Article 12 of this Agreement;

                   f. by Vision 21 if at any time prior to the Closing Date, Vision 21 deems termination to be advisable, provided, however, that if Vision 21 exercises its right to terminate this Agreement under this subsection, Vision 21 shall reimburse the Company and the Physician for all reasonable attorneys' and accountants' fees incurred by the Company and the Physician in connection with this Agreement; provided that Vision 21 shall only reimburse the Company and the Physician up to an aggregate maximum amount of One Hundred Thousand and No/100 Dollars ($100,000.00) for such fees; or

                   g. by Vision 21 or the Company if the Merger shall not have been consummated by June 5, 1997.

             16.2. Effect of Termination. In the event this Agreement is terminated pursuant to Section 16.1, Vision 21, the Subsidiary, the Company and the Physician, shall each be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity, subject to the limitations set forth in Section 16.1. In the event of a termination of this Agreement under the provisions of this Article 17, a party not then in material breach of this Agreement shall stand fully released and discharged of any and all obligations under this Agreement.

         17. PHYSICIAN EMPLOYMENT AGREEMENT.

             17.1. Physician Employment Agreement. The parties acknowledge that in accordance with the terms of this Agreement, Physician, as employee, and New P.C., as employer, have entered into the Physician Employment Agreement and that the Subsidiary and Vision 21 are entitled to enforce such Physician Employment Agreement as intended third party beneficiaries. Physician, Vision 21 and the Subsidiary acknowledge that Vision 21 and the Subsidiary would suffer severe harm in the event of Physician's resignation prior to the expiration of the five
(5) year term of such Physician Employment Agreement (without first obtaining the written consent of Vision 21 and the Subsidiary) or a breach or default of Physician's obligations under such Physician Employment Agreement, and Physician, the Company, the Subisidary and Vision 21 agree that Vision 21 and the Subsidiary shall be entitled to recover from Physician any and all damages incurred by Vision 21 and the Subsidiary caused by such resignation, breach or default. Notwithstanding the foregoing, neither Vision 21 nor the Subsidiary shall not be entitled to recover its damages caused by such resignation, breach or default if such resignation, breach or default was caused by: (i) the death or disability of Physician, (ii) circumstances not caused by an act or omission of Physician and which circumstances are beyond his control, or (iii) loss of Physician's license to practice as an ophthalmologist, unless such loss of license is due to an act or omission of Physician. Notwithstanding the foregoing, Physician shall have no obligation to pay the damages contemplated in this Section 17.1 if (a) the Business Management Agreement has been terminated pursuant to a material breach by the Subsidiary, or (b) Physician cures any such breach or default of the Physician Employment Agreement within a period of thirty (30) days after notice from Vision 21 or the Subsidiary of such breach or default.

             17.2. Survival. The parties acknowledge and agree that this Article 18 shall survive the Closing of the transactions contemplated herein.

         18. NON-COMPETITION AND CONFIDENTIALITY COVENANTS.

             18.1. Physician Non-Competition Covenant.

                   a. The Physician recognizes that the covenants of the Physician contained in this Section 18.1 are an essential part of this Agreement and that, but for the agreement of the Physician to comply with such covenants, Vision 21 and the Subsidiary would not have entered into this Agreement. The Physician acknowledges and agrees that the Physician's covenant not to compete is necessary to ensure the continuation of the Management Business (as defined below) and is necessary to protect the reputation of Vision 21 and the Subsidiary, and that irreparable and irrevocable harm and damage will be done to Vision 21 and the Subsidiary if the Physician competes with the Management Business, Vision 21 or the Subsidiary. The Physician accordingly agrees that for the periods set forth in the Business Management Agreement, the Physician shall not:

                      i) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner or in any other individual or representative capacity whatsoever, either for the Physician's own benefit or for the benefit of any other person or entity knowingly (A) hire, attempt to hire, contact or solicit with respect to hiring any employee of Vision 21 (or of the Subsidiary or any of Vision 21's other direct or indirect subsidiaries) or (B) induce or otherwise counsel, advise or encourage any employee of Vision 21 (or of the Subsidiary or any of Vision 21's other direct or indirect subsidiaries) to leave the employment of Vision 21 or the Subsidiary;

                      ii) act or serve, directly or indirectly, as a principal, agent, independent contractor, consultant, director, officer, employee, employer or advisor or in any other position or capacity with or for, or acquire a direct or indirect ownership interest in or otherwise conduct (whether as stockholder, partner, investor, joint venturer, or as owner of any other type of interest), any Competing Management Business as such term is defined herein; provided, however, that this clause
(ii) shall not prohibit the Physician from being the owner of up to 1% of any class of outstanding securities of any company or entity if such class of securities is publicly traded; or

                      iii) directly or indirectly, either as principal, agent, independent, contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner or in any other individual or representative capacity whatsoever, either for the Physician's own benefit or for the benefit of any other person or entity, call upon or solicit any customers or clients of the Management Business; provided however, that the Physician may send out a general notice to the customers or clients of the Management Business announcing the termination of his arrangement with the Subsidiary and Vision 21 and may advertise in a general manner without violating this covenant. The parties hereto acknowledge and agree that for purposes of this Section, patients which have in the past received medical or optometric care from the Company and/or shall in the future receive medical or optometric care from the New P.C. are not deemed to be customers or clients of the Management Business.

                   b. For the purposes of this Section 18.1, the following terms shall have the meaning set forth below:

                      i) "Management Business" shall mean management and administration of the non-medical aspects of medical, ophthalmology and optometry practices.

                      ii) "Competing Management Business" shall mean an individual, business, corporation, association, firm, undertaking, company, partnership, joint venture, organization or other entity that either (A) conducts a business substantially similar to the Management Business within the State, or (B) provides or sells a service which is the same or substantially similar to, or otherwise competitive with the services provided by the Management Business within the State; provided, however, that "Competing Management Business" shall not include Vision 21, the Subsidiary, or the Physician's internal management and administration of the Physician's medical practice or participation in the management and administration of a physician group in which the Physician devotes a significant amount of time to the practice of medicine.

                   c. Should any portion of this Section 18.1 be deemed unenforceable because of the scope, duration or territory encompassed by the undertakings of the Physician hereunder, and only in such event, then the Physician, Vision 21 and the Subsidiary consent and agree to such limitation on scope, duration or territory as may be finally adjudicated as enforceable by a court of competent jurisdiction after the exhaustion of all appeals.

                   d. This covenant shall be construed as an agreement ancillary to the other provisions of this Agreement, and the existence of any claim or cause of action of the Physician against the Subsidiary or Vision 21, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Subsidiary and Vision 21 of this covenant; provided, however, that the Physician shall not be bound by this covenant and shall not be obligated to pay the liquidated damages contemplated in this Section 18.1 if at the time of a breach of this covenant the Business Management Agreement has already been terminated pursuant to Section 6.2(a) thereof. Without limiting other possible remedies to the Subsidiary and Vision 21 for breach of this covenant, the Physician agrees that injunctive or other equitable relief will be available to enforce the covenants of this provision, such relief to be without the necessity of posting a bond, cash or otherwise. The Physician, the Subsidiary and Vision 21 further expressly acknowledge that the damages that would result from a violation of this non-competition covenant would be impossible to predict with any degree of certainty, and agree that liquidated damages in the amount of the aggregate consideration received by the Physician pursuant to this Agreement is reasonable in light of the severe harm to the Management Business, the Subsidiary and Vision 21 which would result in the event that a violation of this non-competition covenant were to occur. For purposes of calculation of the liquidated damages contemplated in this Section and for purposes of calculation of the liquidated damages contemplated in the Business Management Agreement and the Physician Employment Agreement between the Physician and New P.C., the aggregate consideration received by Physician pursuant to this Agreement shall be in those amounts and in such form as set forth in Schedule 18.1. If the Physician violates this non-competition covenant, Vision 21 shall, in addition to all other rights and remedies available at law or equity, be entitled to (a) cancel the number of shares of Common Stock held by the Physician or, with respect to shares of Common Stock entitled to be received by the Physician, terminate its obligation to deliver such number of shares of Common Stock, valued as set forth in Section 6.6(a) of the Business Management Agreement, and
(b) repayment by Physician to Vision 21 of any and all sums received in connection with any shares of Vision 21 Common Stock sold by Physician; but in no event shall Vision 21 be entitled to offset amounts in excess of the liquidated damages sum pursuant to this Section 18.1. The Physician agrees to deliver to Vision 21 the certificates representing any such shares canceled by Vision 21. Payment and satisfaction by Physician shall be made within sixty (60) days of notification to Physician by Vision 21 that Physician has violated this non-competition covenant.

                   e. Notwithstanding anything contained herein, this Section
18.1 shall not be construed to (i) limit the freedom of any patient of the Physician to choose the facility or physician from whom such patient shall receive health-care services or (ii) limit or interfere with the Physician's ability to exercise his professional medical judgment in treating his patients or his ability to provide medical services to his patients.

            18.2. Physician Confidentiality Covenant. From the date hereof, the Physician shall not, directly or indirectly, use for any purpose, other than in connection with the performance of the Physician's duties under the Physician Employment Agreement with New P.C., or disclose to any third party, any information of the Subsidiary, Vision 21 or the Company, as appropriate (whether written or oral), including any business management or economic studies, patient lists, proprietary forms, proprietary business or management methods, marketing data, fee schedules, or trade secrets of the Subsidiary, Vision 21 or of the Company, as applicable, and including the terms and provisions of this Agreement and any transaction or document executed by the parties pursuant to this Agreement. Notwithstanding the foregoing, the Physician may disclose information that the Physician can establish (a) is or becomes generally available to and known by the public or medical community (other than as a result of an unpermitted disclosure directly or indirectly by the Physician or his Affiliates, advisors, or representatives); (b) is or becomes available to the Physician on a nonconfidential basis from a source other than the Subsidiary or Vision 21, the Company or their respective Affiliates, advisors or representatives, provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to the Subsidiary or Vision 21, the Company or their respective Affiliates, advisors or representatives of which the Physician has knowledge; or (c) has already been or is hereafter independently acquired or developed by the Physician without violating any confidentiality agreement with or other obligation of secrecy to the Subsidiary, Vision 21, the Company or their respective Affiliates, advisors or representatives. Without limiting the other possible remedies to the Subsidiary and Vision 21 for the breach of this covenant, the Physician agrees that injunctive or other equitable relief shall be available to enforce this covenant, such relief to be without the necessity of posting a bond, cash or otherwise. The Physician further agrees that if any restriction contained in this Section 18.2 is held by any court to be unenforceable or unreasonable, a lesser restriction shall be enforced in its place and the remaining restrictions contained herein shall be enforced independently of each other.

             18.3. Survival. The parties acknowledge and agree that this Article 19 shall survive the Closing of the transactions contemplated herein.

         19. DISPUTES.

             19.1. Mediation and Arbitration. Any dispute, controversy or claim (excluding claims arising out of an alleged breach of Article 19 of this Agreement) arising out of this Agreement, or the breach thereof, that cannot be settled through negotiation shall be settled (a) first, by the parties trying in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the AAA (such mediation session to be held in Tampa, Florida, if the amount in dispute is equal to or in excess of $200,000 or if the dispute is solely of a non-monetary nature, and in Sierra Vista, Arizona if the amount in dispute is lower than $200,000, and in either case to commence within 15 days of the appointment of the mediator by the AAA), and (b) if the controversy, claim or dispute cannot be settled by mediation, then by arbitration administered by the AAA under its Commercial Arbitration Rules (such arbitration to be held in Tampa, Florida, if the amount in dispute is equal to or in excess of $200,000 or if the dispute is solely of a non-monetary nature, and in Sierra Vista, Arizona if the amount in dispute is lower than $200,000, and in either case before a single arbitrator and to commence within 15 days of the appointment of the arbitrator by the AAA), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         20. MISCELLANEOUS

             20.1. Taxes. Physician shall pay all transfer taxes, sales and other taxes and charges imposed by the State, if any, which may become payable in connection with the transactions and documents contemplated hereunder (excluding any of such taxes which may be attributable to services to be provided by Vision 21 under the Business Management Agreement). Vision 21 shall pay all transfer taxes, sales and other taxes and charges imposed by the State of Florida, if any, which may become payable in connection with the transactions and documents contemplated hereunder (excluding any of such taxes which may be attributable to services to be provided by Vision 21 under the Business Management Agreement).

             20.2. Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement or any document contemplated by this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

             20.3. Parties Bound. Except to the extent otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, administrators, guardians, successors and assigns; and no other person shall have any right, benefit or obligation hereunder.

             20.4. Notices. All notices, reports, records or other communications that are required or permitted to be given to the parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by telecopy, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, to the receiving party at the following address:

         If to Vision 21 and the Subsidiary addressed to:

                     Vision 21, Inc.
                     7209 Bryan Dairy Road
                     Largo, Florida  34777
                     Attn:  Richard T. Welch, Chief Financial Officer

         With copies to:

                     Shumaker, Loop & Kendrick
                     Post Office Box 172609
                     101 E. Kennedy Boulevard, Suite 2800
                     Tampa, Florida  33672-0609
                     Facsimile No. (813) 229-1660
                     Attn:  Darrell C. Smith, Esquire

         If to the Company and the Physician addressed to:

                     Cochise Eye & Laser, P.C.
                     2445 E. Wilcox Drive
                     Sierra Vista, Arizona  85635
                     Attn: Thomas E. Rodcay, M.D.

         With copies to:

                     Sacks Tierney, P.A.
                     2929 North Central Avenue
                     Fourteenth Floor
                     Phoenix, Arizona  85012-2742
                     Attn:  Steven M. Goldstein, Esquire

or to such other address as such party may have given to the other parties by notice pursuant to this Section 20.4. Notice shall be deemed given on the date of delivery, in the case of personal delivery or telecopy, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or registered or certified mail.

             20.5. Choice of Law. This Agreement shall be construed, interpreted, and the rights of the parties determined in accordance with, the laws of the State of Florida except with respect to matters of law concerning the internal affairs of any corporate or partnership entity which is a party to or the subject of this Agreement, and as to those matters the law of the state of incorporation or organization of the respective entity shall govern.

             20.6. Entire Agreement; Amendments and Waivers. This Agreement, together with the documents contemplated by this Agreement and all Exhibits and Schedules hereto and thereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof. No supplement, modification or waiver of any of the provisions of this Agreement shall be binding unless it shall be specifically designated to be a supplement, modification or waiver of this Agreement and shall be executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

             20.7. Confidentiality Agreements. The provisions of any prior confidentiality agreements and letters of intent between or among Vision 21, the Company and the Physician, as amended, shall terminate and cease to be of any force or effect at and upon the Closing.

             20.8. Reformation Clause. It is the intention of the parties hereto to conform strictly to applicable laws regarding the practice and regulation of medicine, whether such laws are now or hereafter in effect, including the laws of the United States of America, the State or any other applicable jurisdiction, and including any subsequent revisions to, or judicial interpretations of, those laws, in each case to the extent they are applicable to this Agreement (the "Applicable Laws"). Accordingly, if the ownership of any Nonmedical Asset by the Subsidiary violates any Applicable Law, then the parties hereto agree as follows: (a) the provisions of this section 20.8 shall govern and control; (b) if none of the parties hereto are materially economically disadvantaged, then any Nonmedical Asset, the ownership of which violates any Applicable Law, shall be deemed to have never been owned by the Subsidiary; (c) if one or more of the parties hereto is materially economically disadvantaged, then the parties hereto agree to negotiate in good faith such changes to the structure and terms of the transactions provided for in this Agreement as may be necessary to make these transactions, as restructured, lawful under applicable laws and regulations, without materially disadvantaging either party; (d) this Agreement shall be deemed reformed; and (e) the parties to this Agreement shall execute and deliver all documents or instruments necessary to effect or evidence the provisions of this Section 20.8.

             20.9. Assignment. The Agreement may not be assigned by operation of law or otherwise except that Vision 21 and the Subsidiary shall have the right to assign this Agreement, at any time, to any Affiliate or direct or indirect wholly-owned subsidiary. In the event of such assignment, Vision 21 and the Subsidiary shall remain liable hereunder.

             20.10. Attorneys' Fees. Except as otherwise specifically provided herein, if any action or proceeding is brought by any party with respect to this Agreement or the other documents contemplated with respect to the interpretation, enforcement or breach hereof, the prevailing party in such action shall be entitled to an award of all reasonable costs of litigation or arbitration, including, without limitation, attorneys' fees, to be paid by the losing party, in such amounts as may be determined by the court having jurisdiction of such action or proceeding or by the arbitrators deciding such action or proceeding.

             20.11. Further Assurances. From time to time hereafter and without further consideration, each of the parties hereto shall execute and deliver such additional or further instruments of conveyance, assignment and transfer and take such other actions as any of the other parties hereto may reasonably request in order to more effectively consummate the transactions contemplated hereunder or as shall be reasonably necessary or appropriate in connection with the carrying out of the parties' respective obligations hereunder for the purposes of this Agreement.

             20.12. Announcements and Press Releases. Any press releases or any other public announcements concerning this Agreement or the transactions contemplated hereunder shall be approved in advance by Vision 21, New P.C. and the Company; provided, however, that such approval shall not be unreasonably withheld and if any party reasonably believes that it has a legal obligation to make a press release and the consent of the other party cannot be obtained, then the release may be made without such approval.

             20.13. No Tax Representations. Each party acknowledges that it is relying solely on its advisors to determine the tax consequences of the transactions contemplated hereunder and that no representation or warranty has been made by any party as to the tax consequences of such transactions except as otherwise specifically set forth in this Agreement.

             20.14. No Rights as Stockholder. The Physician shall have no rights as a stockholder with respect to any shares of Common Stock until the issuance of a stock certificate evidencing such shares. Except as otherwise provided in the Agreement, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date any stock certificate is issued.

             20.15. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             20.16. Headings. The headings of the several articles and sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

             20.17. Severability. Each article, section and subsection of this Agreement constitutes a separate and distinct undertaking, covenant or provision of this Agreement. If any such provision shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

             20.18. Form of Transaction. If after the execution hereof, Vision 21 determines that the ownership of the Nonmedical Assets of the Company can be better achieved through a different form of transaction without economic injury to the Company or the Physician, or delay of the consummation of the transaction, the Company and the Physician shall cooperate in revising the structure of the transaction and shall negotiate in good faith to so amend this Agreement; provided, that Vision 21 shall reimburse the Company and the Physician at Closing for all reasonable additional expenses incurred by the Company and the Physician as a result of such change in form.







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


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                      "COMPANY"
                                      COCHISE EYE & LASER, P.C.



                                      By:
--------------------------               -------------------------------------
Witness                                  Thomas E. Rodcay, M.D., President


--------------------------
Witness

                                      "PHYSICIAN"


--------------------------            -------------------------------------
Witness                               Thomas E. Rodcay, M.D.


--------------------------
Witness


--------------------------            -------------------------------------
Witness                               Jeffrey S. Felter, M.D.


--------------------------
Witness
                                      "VISION 21"
                                      VISION TWENTY-ONE, INC.


                                      By:
                                         -----------------------------------
                                          Theodore N. Gillette, President

                                      "SUBSIDIARY'
                                      VISION 21 OF SIERRA VISTA, INC.


                                      By:


--------------------------            -------------------------------------
Witness                                  Theodore N. Gillette, President


--------------------------
Witness